Exhibit 4.19

EXECUTION VERSION

CHINA TIME SHARE MEDIA CO. LTD

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

(AS NOTE TRUSTEE)

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

(AS SECURITY TRUSTEE)

NOTE TRUST DEED

RELATING TO

U.S.$20,000,000 5.00 PER CENT. SECURED CONVERTIBLE

NOTES DUE 2010

THIS NOTE TRUST DEED is made on 19 December 2007

BETWEEN:

(1)	CHINA TIME SHARE MEDIA CO. LTD (the “Issuer”);

(2)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (the “Note Trustee”, which expression includes, where the context admits, all persons for the time being the note trustee or note trustees of this Note Trust Deed (as defined below)); and

(3)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (the “Security Trustee”, which expression includes, where the context admits, all persons for the time being the security trustee or security trustees under this Note Trust Deed (as defined below)).

WHEREAS:

(A)	The Issuer has authorised the creation and issue of U.S.$20,000,000 in aggregate principal amount of 5.00 per cent. secured convertible notes due 2010 to be constituted in relation to this Note Trust Deed.

(B)	The Note Trustee has agreed to act as note trustee of this Note Trust Deed on the following terms and conditions.

(C)	The Security Trustee has agreed to act as security trustee on the following terms and conditions.

NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Note Trust Deed the following expressions have the following meanings:

“Accession Memorandum” means a memorandum in, or substantially in, the form set out in Schedule 5;

“Affiliate” has the meaning ascribed to it in Condition 4.13 (Certain Definitions);

“Agents” means the Principal Paying Agent, the other Paying Agents, the Registrar, the Transfer Agents, or any of them;

“Appointee” means any delegate, agent, nominee or custodian appointed pursuant to the provisions of this Note Trust Deed;

“Auditors” has the meaning ascribed to it in Condition 4.13 (Certain Definitions);

“Authorised Signatory” means:

(A)	in relation to the Issuer, any director or any other person or persons notified to the Note Trustee by any director as being an Authorised Signatory pursuant to sub-clause 7.14 (Authorised Signatories); and

(B)	in relation to each Subsidiary Guarantor, any director of such Subsidiary Guarantor or any other person or persons notified to the Note Trustee by any director of such Subsidiary Guarantor as being an Authorised Signatory pursuant to sub-clause 7.14 (Authorised Signatories);

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg;

“Conditions” means the terms and conditions to be endorsed on the Note Certificates, in the form or substantially in the form set out in Schedule 3 and any reference in this Note Trust Deed to a particular numbered Condition shall be construed in relation to the Notes accordingly;

“Collateral” means the assets subject to the Security;

“Deed of Non-Competition” has the meaning specified in Condition 4.13 (Certain Definitions);

“Euroclear” means Euroclear Bank S.A./N.V.;

“Event of Default” means any one of the circumstances described in Condition 11 (Events of Default);

“Extraordinary Resolution” has the meaning set out in Schedule 4 (Provisions for Meetings of Noteholders);

“Global Note Certificate” means the Global Note Certificate representing the Notes to be issued pursuant to Clause 3.1 (Global Note Certificate), in or substantially in the form set out in Schedule 1;

“Individual Note Certificates” means any Individual Note Certificate representing a Noteholder’s entire holding of Notes, in or substantially in the form set out in Schedule 2;

“Liabilities” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes (other than taxes imposed on or measured by the overall net income of the Person who has incurred such liabilities) duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and out-of-pocket expenses properly incurred on a full indemnity basis;

“Note Agency Agreement” means the agreement appointing the initial Agents and any other agreement for the time being in force appointing Successor agents, together with any agreement for the time being in force amending or modifying with the prior written approval of the Note Trustee any of the aforesaid agreements;

“Note Certificate” means any Global Note Certificate or Individual Note Certificate and includes any replacement Note Certificate issued pursuant to Condition 15 (Replacement of Certificates);

“Noteholder” and (in relation to a Note) “holder” means a person in whose name a Note is registered in the register of Noteholders;

“Notes” means the notes in the denominations of U.S.$100,000 and integral multiples of U.S.$ 1,000 in excess thereof in registered form, each comprising the U.S.$20,000,000 5.00 per cent. secured convertible notes due 2010 constituted in relation to this Note Trust Deed, to be represented by a Note Certificate or Note Certificates, in or substantially in the form set out in Schedules 1 and 2, and for the time being outstanding or, as the case may be, a specific number thereof and (except for the purposes of Clause 3.1 (Global Note Certificate) and 3.3 (Signature)) the Global Note Certificate for so long as it has not been exchanged in accordance with the terms thereof;

“Note Secured Parties” means the Note Trustee for itself and on behalf of the holders of the Notes, the agents in relation to the Notes and any delegate, agent, nominee or custodian appointed pursuant to the provisions of the Note Trust Deed;

“outstanding” means, in relation to the Notes, all the Notes other than:

(A)	those which have been redeemed in accordance with this Note Trust Deed or the Conditions;

(B)	those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Note Trustee or the Principal Paying Agent in the manner provided for in the Note Agency Agreement (and, where appropriate, notice to that effect has been given to the Noteholders in accordance with Condition 16 (Notices)) and remain available for payment in accordance with the Conditions;

(C)	those which have been purchased and surrendered for cancellation as provided in Condition 9 (Redemption, Purchase and Cancellation) and notice of the cancellation of which has been given to the Note Trustee;

(D)	those which have become void under Condition 12 (Prescription);

provided that for each of the following purposes, namely:

(i) the right to attend and vote at any meeting of Noteholders;

(ii) the determination of how many and which Notes are for the time being outstanding for the purposes of Clauses 8.1 (Waiver) and 9.1 (Legal Proceedings) and Schedule 4 (Provisions for Meetings of Noteholders); and

(ii) any discretion, power or authority, whether contained in this Note Trust Deed or provided by law, which the Note Trustee is required to exercise in or by reference to the interests of the Noteholders or any of them;

those Notes (if any) which are for the time being held by any person (including but not limited to the Issuer, each Subsidiary Guarantor or any Subsidiary of either) for the benefit of the Issuer, each Subsidiary Guarantor or any Subsidiary of either shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Paying Agents” means the several institutions (including, where the context permits, the Principal Paying Agent) at their respective Specified Offices initially appointed pursuant to the Note Agency Agreement and/or, if applicable, any Successor paying agents, at their respective Specified Offices;

“Person” means any individual, company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, government or any agency or political subdivision thereof or any other entity;

“Potential Event of Default” means an event or circumstance which would, with the giving of notice and/or lapse of time become an Event of Default;

“Principal Paying Agent” means the institution at its Specified Office initially appointed as principal paying agent pursuant to the Note Agency Agreement or, if applicable, any Successor principal paying agent at its Specified Office;

“Register” means the register maintained by the Registrar at its Specified Office;

“Registrar” means the institution at its Specified Office initially appointed as registrar pursuant to the Note Agency Agreement or, if applicable, any Successor registrar at its Specified Office;

“Repay” shall include “redeem” and vice versa and “repaid”, “repayable”, “repayment”, “redeemed”, “redeemable” and “redemption” shall be construed accordingly;

“Secured Obligations” means all the payment obligations and all other obligations due, owing or payable to the Note Secured Parties and the Warrant Secured Parties or any of them by the Issuer under or pursuant to the Notes, the Note Trust Deed, the Note Agency Agreement, the Warrants, the Warrant Trust Deed, the Warrant Agency Agreement or any other Transaction Document;

“Security” has the meaning specified in Condition 4.1 (Security);

“Security Documents” has the meaning specified in Condition 4.13 (Certain Definitions);

“Share Mortgage” has the meaning specified in Condition 4.1 (Security);

“Specified Office” means, in relation to any Agent, either the office identified with its name in the Conditions or any other office notified to any relevant parties pursuant to the Note Agency Agreement;

“Subsidiary” has the meaning specified in Condition 4.13 (Certain Definitions);

“Subsidiary Guarantor” means such person who acceded to this Note Trust Deed pursuant to a Supplemental Note Trust Deed.

“Successor” means, in relation to the Agents, such other or further person, as may from time to time be appointed pursuant to the Note Agency Agreement as an Agent;

“Supplemental Note Agency Agreement” means a supplemental note agency agreement in, or substantially in, the form set out in Schedule 7 (Supplemental Note Agency Agreement);

“Supplemental Note Trust Deed” means a supplemental note trust deed in, or substantially in, the form set out in Schedule 6 (Supplemental Note Trust Deed);

“this Note Trust Deed” means this Note Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

“Transaction Documents” means the Note Subscription Agreement, this Note Trust Deed, the Note Agency Agreement, the Deed of Non-Competition, the Deed of Undertaking, the Rights Agreement, the Xi’an Loan Agreement, the Sichuan Shareholder Loan Agreement and the Security Documents;

“Transfer Agent” means the several institutions at their respective Specified Offices initially appointed pursuant to the Note Agency Agreement and/or, if applicable, any Successor transfer agents at their respective Specified Offices;

“Trustee Acts” means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;

“Warrant Secured Parties” means the Warrant Trustee for itself and on behalf of the holders of the Warrants, the agents in relation to the Warrants and any delegate, agent, nominee or custodian appointed pursuant to the provisions of the Warrant Trust Deed; and

“Written Resolution” has the meaning specified in Schedule 4 (Certain Definitions).

1.2	Principles of Interpretation

In this Note Trust Deed references to:

1.2.1	Statutory modification: a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.2	Additional amounts: principal and/or interest in respect of the Notes shall be deemed also to include references to any additional amounts which may be payable under Condition 10 (Taxation);

1.2.3	“USD” or “U.S.$” and “United States dollars” denote the lawful currency for the time being of the United States of America;

1.2.4	Enforcement of rights: an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

1.2.5	Clauses and Schedules: a Schedule or a Clause or sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause or sub-clause, paragraph or sub-paragraph hereof respectively;

1.2.6	Principal: principal shall, when applicable, include premium;

1.2.7	Gearing systems: Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system approved by the Issuer, any Subsidiary Guarantor and the Note Trustee;

1.2.8	Trust Corporation: a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian note trustee or entitled pursuant to any other legislation applicable to a note trustee in any jurisdiction other than England to act as note trustee and carry on trust business under the laws of the country of its incorporation; and

1.2.9	Gender: words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships and words importing the singular number only shall include the plural and in each case vice versa.

1.3	The Conditions

In this Note Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning when used in this Note Trust Deed.

1.4	Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Note Trust Deed.

1.5	The Schedules

The schedules are part of this Note Trust Deed and shall have effect accordingly.

2.	COVENANT TO REPAY

2.1	Covenant to Repay

The Issuer covenants with the Note Trustee that it will, as and when the Notes or any of them become due to be redeemed or any principal on the Notes or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Note Trustee in United States dollars in New York City in same day freely transferable funds the principal amount of the Notes or any of them becoming due for redemption or repayment on that date and shall (subject to the provisions of the Conditions) until all such payments (both before and after judgment or other order) are duly made unconditionally pay or procure to be paid to or to the order of the Note Trustee as aforesaid on the dates provided for in the Conditions interest on the principal amount of the Notes or any of them outstanding from time to time as set out in the Conditions provided that:

2.1.1	every payment of principal or interest in respect of the Notes or any of them made to the Principal Paying Agent in the manner provided in the Note Agency Agreement shall satisfy, to the extent of such payment, the relevant covenant by the Issuer contained in this Clause except to the extent that there is default in the subsequent payment thereof to the Noteholders in accordance with the Conditions;

2.1.2	if any payment of principal or interest in respect of the Notes or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount is paid to the Noteholders or, if earlier, the seventh day after notice has been given to the Noteholders in accordance with the Conditions that the full amount has been received by the Principal Paying Agent or the Note Trustee except, in the case of payment to the Principal Paying Agent, to the extent that there is failure in the subsequent payment to the Noteholders under the Conditions; and

2.1.3	in any case where payment of the whole or any part of the principal amount due in respect of any Note is improperly withheld or refused upon due presentation (if so provided for in the Conditions) of the Note Certificate, interest shall accrue on the whole or such part of such principal amount from the date of such withholding or refusal until the date either on which such principal amount due is paid to the Noteholders or, if earlier, the seventh day after which notice is given to the Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the Noteholders provided that on further due presentation thereof (if so provided for in the Conditions) such payment is in fact made.

The Note Trustee will hold the benefit of this covenant and the covenants in Clause 5 (Security), Clause 6 (Covenant to comply with Note Trust Deed and Schedules) and Clause 7 (Covenants by the Issuer and Subsidiary Guarantors) on trust for the Noteholders.

2.2	Following an Event of Default

At any time after any Event of Default or Potential Event of Default shall have occurred, the Note Trustee may:

2.2.1	by notice in writing to the Issuer, each Subsidiary Guarantor, the Principal Paying Agent and the other Agents require the Principal Paying Agent and the other Agents or any of them:

(a)	to act thereafter, until otherwise instructed by the Note Trustee, as agents of the Note Trustee under the provisions of this Note Trust Deed on the terms provided in the Note Agency Agreement (with consequential amendments as necessary and save that the Note Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to amounts for the time being held by the Note Trustee on the trusts of this Note Trust Deed in relation to the Notes on the terms of this Note Trust Deed and available to the Note Trustee for such purpose) and thereafter to hold all Note Certificates and all sums, documents and records held by them in respect of Notes on behalf of the Note Trustee; and/or

(b)	to deliver up all Note Certificates and all sums, documents and records held by them in respect of Notes to the Note Trustee or as the Note Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation; and

2.2.2	by notice in writing to the Issuer and each Subsidiary Guarantor require each of them to make all subsequent payments in respect of Notes to or to the order of the Note Trustee and with effect from the issue of any such notice until such notice is withdrawn, proviso 2.1.1 to Clause 2.1 (Covenant to Repay) and (so far as it concerns payments by the Issuer or a Subsidiary Guarantor) Clause 10.4 (Payment to Noteholders) shall cease to have effect.

3.	THE NOTES

3.1	Global Note Certificate

The Notes will be represented by the Global Note Certificate in the principal amount of U.S.$20,000,000. Interests in the Global Note Certificate shall be exchangeable, in accordance with its terms for Individual Note Certificates.

3.2	The Individual Note Certificates

The Individual Note Certificates will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Schedule 2 (Form of Individual Note Certificate). The Note Certificates will be endorsed with the Conditions.

3.3	Signature

The Global Note Certificate and the Individual Note Certificates will be signed manually or in facsimile by a duly authorised person designated by the Issuer and, will be authenticated manually by or on behalf of the Registrar. The Issuer may use the facsimile signature of a person who at the date of this Note Trust Deed is such a duly authorised person even if at the time of issue of any Note Certificates he no longer holds that office. Note Certificates so executed and authenticated will be binding and valid obligations of the Issuer.

3.4	Entitlement to treat Holder as Owner

The Issuer, each Subsidiary Guarantor, the Note Trustee and any Paying Agent may deem and treat the holder of any Note Certificate as the absolute owner of such Note Certificate, free of any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate holder of such Note Certificate (whether or not the Note represented by such Note Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon (other than the endorsed form of transfer) or any loss or theft of such Note Certificate) for all purposes so long as such holder is also listed in the Register as the holder of the Note represented by such Note Certificate and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Issuer, each Subsidiary Guarantor, the Note Trustee and the Paying Agents shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Notes.

4.	GUARANTEE AND INDEMNITY

4.1	Guarantee

The Issuer shall cause (i) each of its current and future Subsidiaries which are incorporated in the People’s Republic of China (the “PRC”), in the event that a change in the laws or regulations in the PRC permits the provision of guarantees without the requirement of any approval from the State Administration of Foreign Exchange (SAFE), and (ii) each of its current and future Subsidiaries which are incorporated outside the PRC, to execute and deliver to the Note Trustee an Accession Memorandum, a Supplemental Note Agency Agreement and a Supplemental Note Trust Deed pursuant to which such Subsidiaries will guarantee the payment of all sums and the performance of all other obligations expressed to be due or payable by the Issuer and the Controlling Shareholders under the Notes, the Note Trust Deed or the Note Agency Agreement (collectively, the “Guarantee”).

As of the Issue Date, there are no Subsidiary Guarantors.

Each of the Subsidiary Guarantors unconditionally and irrevocably guarantees to the Note Trustee payment of all sums expressed to be payable by the Issuer and the performance of any of its other obligations undertaken pursuant to or under this Note Trust Deed or in respect of the Notes, as and when the same becomes due and payable, whether at maturity, upon early redemption, upon acceleration or otherwise, according to the terms of this Note Trust Deed and the Notes. In case of the failure of the Issuer to pay any such sum as and when the same shall become due and payable, each of the Subsidiary Guarantors hereby agrees to cause such payment to be made as and when the same becomes due and payable, whether at maturity, upon early redemption, upon acceleration or otherwise, as if such payment were made by the Issuer.

4.2	Each Subsidiary Guarantor as Principal Debtor

Each of the Subsidiary Guarantors agrees, as an independent primary obligation, that it shall pay to the Note Trustee on demand sums sufficient to indemnify the Note Trustee and each Noteholder against any loss sustained by the Note Trustee or such Noteholder by reason of the non-payment as and when the same shall become due and payable of any sum expressed to be payable by the Issuer under this Note Trust Deed or in respect of the Notes, whether by reason of any of the obligations expressed to be assumed by the Issuer in this Note Trust Deed or the Notes being or becoming void, voidable or unenforceable for any reason, whether or not known to the Note Trustee or such Noteholder or for any other reason whatsoever.

4.3	Unconditional Payment

If the Issuer defaults in the payment of any sum expressed to be payable by the Issuer under this Note Trust Deed or in respect of the Notes as and when the same shall become due and payable, each of the Subsidiary Guarantors shall forthwith unconditionally pay or procure to be paid to or to the order of the Note Trustee in United States dollars in New York City in same day, freely transferable funds the amount in respect of which such default has been made; provided that every payment of such amount made by a Subsidiary Guarantor to the Principal Paying Agent in the manner provided in the Note Agency Agreement shall be deemed to cure pro tanto such default by the Issuer and shall be deemed for the purposes of this Clause 4 to have been paid to or for the account of the Note Trustee except to the extent that there is failure in the subsequent payment of such amount to the Noteholders in accordance with the Conditions, and everything so paid by a Subsidiary Guarantor in accordance with the Note Agency Agreement shall have the same effect as if it had been paid thereunder by the Issuer.

4.4	Unconditional Obligation

Each of the Subsidiary Guarantors agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Note Trust Deed or any Note, or any change in or amendment hereto or thereto, the absence of any action to enforce the same, any waiver or consent by any Noteholder or by the Note Trustee with respect to any provision of this Note Trust Deed or the Notes, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defence of a guarantor.

4.5	Subsidiary Guarantors’ Obligations Continuing

Each of the Subsidiary Guarantors waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever. Each of the Subsidiary Guarantors agrees that the guarantee and indemnity contained in this Clause 4 is a continuing guarantee and indemnity and shall remain in full force and effect until all amounts due as principal, interest or otherwise in respect of the Notes or under this Note Trust Deed shall have been paid in full and that each Subsidiary Guarantor shall not be discharged by anything other than a complete performance of the obligations contained in this Note Trust Deed and the Notes.

4.6	Subrogation of Subsidiary Guarantors’ Rights

Each of the Subsidiary Guarantors shall be subrogated to all rights of the Noteholders against the Issuer in respect of any amounts paid by such Subsidiary Guarantor pursuant hereto; provided that such Subsidiary Guarantor shall not without the consent of the Note Trustee be entitled to enforce, or to receive any payments arising out of or based upon or prove in any insolvency or winding up of the Issuer in respect of, such right of subrogation until such time as the principal of and interest on all outstanding Notes and all other amounts due under this Note Trust Deed and the Notes have been paid in full. Furthermore, until such tune as aforesaid each of the Subsidiary Guarantors shall not take any security or counterindemnity from the Issuer in respect of the Subsidiary Guarantors’ obligations under this Clause 4.

4.7	Repayment to the Issuer

If any payment received by the Note Trustee or the Principal Paying Agent pursuant to the provisions of this Note Trust Deed or the Conditions shall, on the subsequent bankruptcy, insolvency, corporate reorganisation or other similar event affecting the Issuer, be avoided, reduced, invalidated or set aside under any laws relating to bankruptcy, insolvency, corporate reorganisation or other similar events, such payment shall not be considered as discharging or diminishing the liability of each of the Subsidiary Guarantors whether as guarantor, principal debtor or indemnifier and the guarantee and indemnity contained in this Clause 4 shall continue to apply as if such payment had at all times remained owing by the Issuer and each Subsidiary Guarantor shall indemnify and keep indemnified the Note Trustee and the Noteholders on the terms of the guarantee and indemnity contained in this Clause.

4.8	Additional Subsidiary Guarantors

The Issuer shall require that any of its Subsidiaries that becomes a Subsidiary Guarantor in accordance with Clause 4.1 (Guarantee) to deliver to the Note Trustee an Accession Memorandum, a Supplemental Note Agency Agreement and a Supplemental Trust Deed.

4.9	Subsidiary not incorporated in England and Wales

In the case of a Subsidiary not incorporated in England and Wales, the Note Trustee reserves the right to call for such further evidence as to the due execution and delivery of the Accession Memorandum, the Supplemental Note Agency Agreement or Supplemental Trust Deed, as the Note Trustee in its sole discretion shall consider necessary or desirable including, without limitation, any legal opinions in support thereof as the Note Trustee shall consider necessary or desirable. Such further evidence shall be provided at the cost and expense of the Issuer.

4.10	Acceptance of additional Subsidiary Guarantor

A Subsidiary, in respect of which the Issuer has delivered the documentation described in Clause 4.8 (Additional Subsidiary Guarantors) to the Note Trustee and provided such further evidence as may required by the Trustee pursuant to Clause 4.9 (Subsidiary not incorporated in England and Wales), shall become a Subsidiary Guarantor and assume all the rights, benefits and obligations of a Subsidiary Guarantor as if it had been an original party hereto and to the Note Agency Agreement as a Subsidiary Guarantor on the date on which the Note Trustee notifies the Issuer that it has received, such documentation and other evidence as aforesaid.

5.	SECURITY

5.1	For good and valuable consideration, receipt of which is acknowledged, as security for the Secured Obligations, IHL as defined in Condition 4.13 (Certain Definitions) has created in favour of the Security Trustee the security pursuant to and described in the Share Mortgage.

5.2	Holding Security

The Security Trustee hereby declares that it will hold the Collateral on trust for the Note Secured Parties and me Warrant Secured Parties from time to time on the terms of the Share Mortgage.

5.3	If there is any event which changes the number of Shares issued and outstanding (including but not limited to any sub-division, re-organisation, rights issue, bonus issue or other issues of Shares), the Issuer shall procure that there is charged in favour of the Security Trustee, as a first priority mortgage under the laws of the Cayman Islands, sufficient number of additional Shares to ensure that the Share Mortgage shall at all times be in respect of not less than 15.00 per cent. or 3.00 per cent. (as determined pursuant to Condition 4.1.1) of all issued and outstanding Shares (which shall not include any equity securities issued with respect to any issue of equity securities to a Strategic Investor and an Employee Share Option Scheme).

5.4	None of the Note Trustee, the Security Trustee, their nominee(s) or any Appointee shall be liable by reason of (a) taking any action permitted by this Note Trust Deed or the Security Document or (b) any neglect or default in connection with the Collateral or (c) the taking possession or realisation of all or any part of the Collateral, except in the case of gross negligence, wilful misconduct or fraud upon its part.

6.	COVENANT TO COMPLY WITH NOTE TRUST DEED AND SCHEDULES

6.1	Covenants

The Issuer and each Subsidiary Guarantor hereby covenants with the Note Trustee to comply with all those provisions of this Note Trust Deed, the Conditions, the Note Agency Agreement, the Notes and the Schedules which are expressed to be binding on it and to perform and observe the same. Until a responsible officer of the Note Trustee or the Security Trustee shall have actual knowledge or express knowledge to the contrary, the Note Trustee or the Security Trustee, as the case may be, shall be entitled to assume no Event of Default and that the Issuer is observing and performing all its obligations. The Notes are subject to the provisions contained in this Note Trust Deed, all of which shall be binding upon the Issuer, each Subsidiary Guarantor and the Noteholders and all persons claiming through or under them respectively.

6.2	Noteholders

The Noteholders and all persons claiming under or through them respectively will also be entitled to the benefit of, and will be bound by, this Note Trust Deed and the other Transaction Documents and will be deemed to have notice of all of the provisions of the Transaction Documents applicable to them.

7.	COVENANTS BY THE ISSUER AND SUBSIDIARY GUARANTORS

The Issuer and each Subsidiary Guarantor hereby covenants with the Note Trustee that, so long as any of the Notes remain outstanding, it will procure that the Issuer will:

7.1	Books of account

At all times keep and procure that all its Subsidiaries keep such books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer and each Subsidiary Guarantor to be prepared and allow the Note Trustee and any person appointed by it free access to the same at all reasonable times and to discuss the same with responsible officers of the Issuer or the Guarantor;

7.2	Event of Default

Give notice in writing to the Note Trustee and the Security Trustee forthwith upon becoming aware of any Event of Default or of any event upon the happening of which the Security constituted by the Security Document shall become enforceable or Potential Event of Default and without waiting for the Note Trustee or the Security Trustee to take any further action;

7.3	Certificate of Compliance

Provide to the Note Trustee within 10 days of any request by the Note Trustee and during the first 15 days of March, June, September and December of each year in accordance with Condition 16 (Notices) a certificate in the English language, signed by the Chairman or Chief Executive Officer (or the equivalent) and the Chief Financial Officer (or the equivalent) of the Issuer, or by two Authorised Signatories of each Subsidiary Guarantor, as the case may be, certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the “Certified Date”) the Issuer or each Subsidiary Guarantor, as the case may be has complied with its obligations under this Note Trust Deed (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Note Trust Deed) any Event of Default or Potential Event of Default or other matter which would affect the Issuer’s ability to perform its obligations under this Note Trust Deed or (if such is not the case) specifying the same;

7.4	Information

So far as permitted by applicable law, at all times give to the Note Trustee such information, opinions, certificates and other evidence as it shall require and in such form as it shall require (including, without limitation, the certificates called for by the Note Trustee pursuant to Clause 7.3 (Certificate of Compliance) for the performance of its functions;

7.5	Notes held by Issuer and Subsidiary Guarantors

Send to the Note Trustee forthwith upon being so requested for the purposes of calculating the number of outstanding Notes as required by this Note Trust Deed in writing by the Note Trustee a certificate of the Issuer or, as the case may be, such. Subsidiary Guarantor (signed on its behalf by two Authorised Signatories) setting out the total number of Notes which at the date of such certificate are held by or for the benefit of the Issuer or, as the case may be, such Subsidiary Guarantor, or any Subsidiary;

7.6	Execution of further Documents

So far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Note Trustee to give effect to the provisions of this Note Trust Deed;

7.7	Notices to Noteholders

Send or procure to be sent to the Note Trustee not less than three days prior to the date of publication, for the Note Trustee’s approval, one copy of each notice to be given to the Noteholders in accordance with the Conditions and not publish such notice without such approval and, upon publication, send to the Note Trustee two copies of such notice (such approval, unless so expressed, not to constitute approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act 2000);

7.8	Notification of redemption or repayment

Not less than the number of days specified in the relevant Condition prior to the redemption or repayment date in respect of any Note, give to the Note Trustee notice in writing of the amount of such redemption or repayment as required by the Conditions and duly proceed to redeem or repay such Notes accordingly;

7.9	Optional redemption

If the Issuer gives notice to the Note Trustee that it intends to redeem the Notes pursuant to Condition 9.2 (Redemption at the Option of the Issuer) the Issuer shall, prior to giving such notice to the Noteholders, provide such information to the Note Trustee as the Note Trustee requires in order to satisfy itself of the matters referred to in such Condition;

7.10	Obligations of Agents

Observe and comply with its obligations and use all reasonable endeavours to procure that the Agents observe and comply with all their obligations under the Note Agency Agreement and procure that the Registrar maintains the Register and notify the Note Trustee immediately it becomes aware of any material breach of such obligations, or failure by an Agent to comply with such obligations, in relation to the Notes;

7.11	Change of taxing jurisdiction

If the Issuer or a Subsidiary Guarantor shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to the Cayman Islands (in the case of the Issuer) or the jurisdiction in which such Subsidiary Guarantor is incorporated (in the case of such Subsidiary Guarantor), promptly upon becoming aware thereof it shall notify the Note Trustee of such event and (unless the Note Trustee otherwise agrees) enter forthwith into a Note Trust Deed supplemental hereto, giving to the Note Trustee an undertaking or covenant in form and manner satisfactory to the Note Trustee in terms corresponding to the terms of Condition 10 (Taxation) with the substitution for (or, as the case may be, the addition to) the references therein to the Cayman Islands of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, the Issuer or such Subsidiary Guarantor shall have become subject as aforesaid, such supplemental trust deed also to modify Condition 10 (Taxation) so that such Condition shall make reference to that other or additional territory;

7.12	Authorised Signatories

Upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Note Trustee (with a copy to the Principal Paying Agent) a list of the Authorised Signatories of the Issuer or, as the case may be, such Subsidiary Guarantor, together with certified specimen signatures of the same; and

7.13	Payments

Pay moneys payable by it to the Note Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law will pay such additional amount as will result in the payment to the Note Trustee of the amount which would otherwise have been payable by it to the Note Trustee hereunder.

7.14	Notice of the End of the Conversion

Three weeks prior to the expiry of the Conversion Period (assuming no early redemption of the Notes) give notice to the Noteholders in accordance with the Conditions reminding Noteholders of the Conversion Right then arising or current and stating the Conversion Price.

8.	AMENDMENTS AND SUBSTITUTION

8.1	Waiver

The Note Trustee may, without any consent or sanction of the Noteholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach of any of the covenants or provisions contained in this Note Trust Deed, any of the Transaction Documents or the Notes or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of this Note Trust Deed; any such authorisation, waiver or determination shall be binding on the Noteholders and, if, but only if, the Note Trustee shall so require, the Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders as soon as practicable thereafter in accordance with the Condition relating thereto; provided that the Note Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 25 per cent. in aggregate principal amount of the Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such breach or proposed breach relating to any of the matters the subject of the Reserved Matters as specified and defined in Schedule 4 (Provisions for Meetings of Noteholders).

8.2	Modifications

The Note Trustee may from time to time and at any time without any consent or sanction of the Noteholders concur with the Issuer and each Subsidiary Guarantor in making (a) any modification to this Note Trust Deed (other than in respect of Reserved Matters as specified and defined in Schedule 4 or any provision of this Note Trust Deed, the Notes or any other

Transaction Document referred to in that specification) the Notes or any other Transaction Document which in the opinion of the Note Trustee it may be proper to make provided the Note Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) any modification to this Note Trust Deed or the Notes if in the opinion of the Note Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error or to comply with mandatory provisions of law. Any such modification shall be binding on the Noteholders and, unless the Note Trustee otherwise agrees, the Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions.

9.	ENFORCEMENT

9.1	Legal Proceedings

The Note Trustee and/or me Security Trustee may at any time, at its discretion and without farther notice, institute such proceedings against the Issuer (including enforcing payment of the Notes after the Notes have become due and payable, declaring the Notes due and payable and enforcing the Security, in each case pursuant to the Conditions, this Note Trust Deed and the Security Document) as it may think fit to recover any amounts due in respect of the Notes which are unpaid or to enforce any of its rights under this Note Trust Deed or the Conditions but it shall not be bound to take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one quarter in principal amount of the outstanding Notes and (b) it shall have been indemnified and/or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith and provided that the Note Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Noteholders. Only the Note Trustee and the Security Trustee may enforce the provisions of the Notes or this Note Trust Deed and no Noteholder shall be entitled to proceed directly against the Issuer or a Subsidiary Guarantor or any Subsidiary of the Issuer unless the Note Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

9.2	Evidence of Default

If the Note Trustee or the Security Trustee (or any Noteholder where entitled under this Note Trust Deed so to do) makes any claim, institutes any legal proceeding or lodges any proof in a winding-up or insolvency of the Issuer or a Subsidiary Guarantor under this Note Trust Deed or under the Notes, proof therein that: as regards any specified Note the Issuer has made default in paying any principal due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Notes in respect of which a corresponding payment is men due and for the purposes of the above a payment shall be a “corresponding” payment notwithstanding that it is due in respect of a Note of a different denomination from that in respect of the above specified Note.

10.	APPLICATION OF MONEYS

10.1	Application of Moneys

All moneys received by the Note Trustee in respect of the Notes, the Security Document or amounts payable under this Note Trust Deed will despite any appropriation of all or part of them by the Issuer or a Subsidiary Guarantor (including any moneys which represent principal or interest in respect of Notes which have become void under the Conditions) be held by the Note Trustee on trust to apply them (subject to Clause 10.2 (Investment of Moneys):

10.1.1	first, in payment or satisfaction of the costs, charges, expenses and liabilities incurred by, or other moneys owing to, the Note Trustee and the Security Trustee in the preparation and execution of the trusts of this Note Trust Deed (including remuneration of the Note Trustee);

10.1.2	secondly, in payment of any amounts due and owing by the Issuer to any Agent under the Note Agency Agreement;

10.1.3	thirdly, in or towards payment pari passu and ratably of all arrears of interest remaining unpaid in respect of the Notes and all principal moneys due on or in respect of the Notes; and

10.1.4	fourthly, the balance (if any) in payment to the Issuer or, if such moneys were received from a Subsidiary Guarantor, the Subsidiary Guarantor.

No moneys held by the Note Trustee in respect of the Notes, the Security Document or amounts payable under this Note Deed need be segregated, except as required by law.

10.2	Investment of Moneys

If the amount of the moneys at any time available for payment of principal and interest in respect of the Notes under Clause 10.1 (Application of Moneys) shall be less than a sum sufficient to pay at least one-tenth of the principal amount of the Notes then outstanding, the Note Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, with like discretion, to vary such investments; and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Note Trustee and available for the purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Notes then outstanding and such accumulation and funds (after deduction of any taxes and any other deductibles applicable thereto) shall then be applied in the manner provided in Clause 10.1 (Application of Moneys).

10.3	Authorised Investments

Any moneys which under this Note Trust Deed may be invested by the Note Trustee may be invested in the name or under the control of the Note Trustee in any of the investments for the time being authorised by English law for the investment by Note Trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Note Trustee or by placing the same on deposit in the name or under the control of the Note Trustee with such bank or other financial institution as the Note Trustee may think fit and in such currency as the Note Trustee in its absolute discretion may determine and the Note Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any Liability occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

10.4	Payment to Noteholders

The Note Trustee shall give notice to the Noteholders in accordance with the Conditions of the date fixed for any payment under Clause 10.1 (Application of Moneys). Any payment to be made in respect of the Notes by the Issuer, a Subsidiary Guarantor or the Note Trustee may be made in the manner provided in the Conditions, the Note Agency Agreement, this Note Trust Deed and the Security Document and any payment so made shall be a good discharge to the extent of such payment, by the Issuer, such Subsidiary Guarantor or the Note Trustee, as the case may be.

10.5	Production of Note Certificates

Upon any payment under Clause 10.4 (Payment to Noteholders) of principal or interest, the Note Certificate representing the Note in respect of which such payment is made shall be produced to the Note Trustee or the Paying Agent by or through whom such payment is made and the Note Trustee shall, in the case of part payment, require the Registrar to make a notation in the register of the amount and date of payment thereon or, in the case of payment in full, shall cause such Note Certificate to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

11.	TERMS OF APPOINTMENT

By way of supplement to the Trustee Acts, it is expressly declared as follows:

11.1	Reliance on Information

11.1.1

Advice: Each of the Note Trustee and the Security Trustee may in relation to this Note Trust Deed and the Security Document act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Note Trustee, the Security Trustee, the Issuer, a Subsidiary Guarantor, any Subsidiary or any Agent) and which advice or opinion may be provided on such terms (including as to limitations on liability) as the Note Trustee or the Security Trustee, as the case may be, may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature and shall not be responsible for any Liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by Letter, telegram, telex, cablegram or facsimile transmission and the Note Trustee or the Security Trustee, as the case may be, shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

11.1.2	Certificate and Reports by Auditors or Other Experts: the Note Trustee shall be entitled to rely on any certificate, valuation or report given by the Auditors or other experts approved by the Issuer and notified to the Note Trustee under any provision of the Conditions or this Note Trust Deed whether or not such certificate, valuation or report is addressed to the Note Trustee and, if the Note Trustee does so rely, such certificate, valuation or report shall save in the case of manifest error be conclusive and binding for all the purposes of the Conditions or this Note Trust Deed on the Issuer, the Note Trustee, the Noteholders and all other persons and the Issuer hereby covenants with the Note Trustee that it shall use all reasonable endeavours to obtain all such certificates, valuations or reports by the Auditors or other experts as the Note Trustee may reasonably request for the purposes of these presents. The Note Trustee shall be at liberty to accept any such certificate, report or confirmation notwithstanding that it, or the terms on which it was provided, may contain a limitation on the liability of such Auditors or such other experts (whether in time, quantum or otherwise) and the Note Trustee shall not incur any liability to any Noteholders or any other person in connection with the acceptance by it of any such certificate, report or confirmation;

11.1.3	Certificate of Directors or Authorised Signatories: the Note Trustee shall be at liberty to accept a certificate signed by two directors and/or two Authorised Signatories of the Issuer or a Subsidiary Guarantor or other person duly authorised on their behalf as to any fact or matter prima facie within the knowledge of the Issuer as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Note Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;

11.1.4	Resolution or direction of Noteholders: the Note Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Noteholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Noteholders;

11.1.5	Reliance on certification of clearing system: the Note Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer, each Subsidiary Guarantor or any Noteholder by reason only of either having accepted as valid or not having rejected an original certificate or letter of confirmation purporting to be signed on behalf of Euroclear or Clearstream, Luxembourg or any other relevant clearing system in relation to any matter;

11.1.6	Noteholders as a class: whenever in this Note Trust Deed the Note Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder and the Note Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Issuer or the Note Trustee, any indemnification or payment in respect of any tax consequences of any such exercise for individual Noteholders;

11.1.7	Note Trustee not responsible for recitals, etc.: neither the Note Trustee nor the Security Trustee shall be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person (other than the Note Trustee or the Security Trustee, as applicable) contained in this Note Trust Deed, the Notes, or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof (other than with respect to the Note Trustee or the Security Trustee, as applicable);

11.1.8	No Liability as a result of the delivery of a certificate: the Note Trustee shall have no Liability whatsoever for any loss, cost, damages or expenses directly or indirectly suffered or incurred by the Issuer, any Noteholder, or any other person as a result of the delivery by the Note Trustee to the Issuer of a certificate as to material prejudice pursuant to Condition 11 (Events of Default) on the basis of an opinion formed by it in good faith;

11.1.9	No obligation to monitor: neither the Note Trustee nor the Security Trustee shall be under any obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

11.1.10	Notes held by the Issuer: in the absence of knowledge or express notice to the contrary, the Note Trustee may assume without enquiry (other than requesting a certificate of the Issuer under sub-clause 7.5 (Notes held by Issuer and Subsidiary Guarantors)), that no Notes are for the time being held by or for the benefit of the Issuer or each Subsidiary Guarantor or their Subsidiaries;

11.1.11	Entry on the Register: the Note Trustee shall not be liable to the Issuer, each Subsidiary Guarantor or any Noteholder by reason of having accepted as valid or not having rejected any entry on the Register later found to be forged or not authentic and can assume for all purposes in relation hereto that any entry on the Register is correct;

11.l.12	Events of Default: neither the Note Trustee nor the Security Trustee shall be bound to give notice to any person of the execution of this Note Trust Deed or to take any steps to ascertain whether any Event of Default or Potential Event of Default or any event pursuant to which the Security under the Security Document has become enforceable under Clause 9 (Enforcement) has happened and, until it shall have actual knowledge or express notice to the contrary, the Note Trustee and the Security Trustee shall be entitled to assume that no such Event of Default or Potential Event of Default or any event pursuant to which the Security under the Security Document has become enforceable under Clause 9 (Enforcement) has happened and that each of the Issuer and each Subsidiary Guarantor is observing and performing all the obligations on its part contained in the Notes, under this Note Trust Deed or any other Transaction Document and no event has happened as a consequence of which any of the Notes may become repayable and no event has happened pursuant to which the Security has become enforceable under Clause 9 (Enforcement);

11.1.13	Interests of accountholders or participants: so long as any Note is held by or on behalf of Euroclear or Clearstream, Luxembourg, in considering the interests of Noteholders, the Note Trustee may consider the interests (either individual or by category) of its accountholders or participants with entitlements to any such Note as if such accountholders or participants were the holder(s) thereof; and

11.1.14

Right to Deduct or Withhold: notwithstanding anything contained in this Note Trust Deed, to the extent required by any applicable law, if the Note Trustee or the Security Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Note Trustee or the Security Trustee is or will be otherwise charged to, or is or may become liable to, tax (other than tax imposed on or measured by the overall net income of the Note Trustee or the Security Trustee, as applicable) as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature (other than tax imposed on or measured by the overall net income of the Note Trustee or the Security Trustee, as applicable) and whensoever made upon the Note Trustee or the Security Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Note Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Note Trustee or the Security Trustee in connection with the trusts of this Note Trust Deed (other than the remuneration herein specified), then the Note Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to such tax which relates to sums so received or distributed or to discharge any such other liability of the Note Trustee to such tax from the funds held by the Note Trustee or the Security Trustee upon the trusts of this Note Trust Deed.

11.l.15	Covenants and Compliance Certificates: without prejudice to the generality of the foregoing, neither the Note Trustee nor the Security Trustee shall be in any way responsible for monitoring the performance or observance of the covenants of the Issuer contained in the Transaction Documents or the Conditions, nor for investigating the adequacy or accuracy of any of the compliance certificates delivered pursuant to this Clause 11, nor for determining whether any company is a Subsidiary of the Issuer (for which purpose it may rely on an Auditors’ certificate or a certificate of directors or Authorised Signatories) and neither the Note Trustee nor the Security Trustee shall be responsible for requesting any such Auditors’ certificate or for monitoring its content or for monitoring, reviewing or otherwise checking the accuracy of any such certificate, but shall merely be obliged to pass a copy to any Noteholder which so requests them; further neither the Note Trustee nor the Security Trustee shall be required to request any information for which provision is made herein unless any Noteholder shall request such and the Note Trustee’s and the Security Trustee’s sole responsibility therefor shall be to pass such information to a Noteholder;

11.1.16	No responsibility to Investigate: neither the Note Trustee nor the Security Trustee shall have any responsibility for or have any duty to investigate:

(a)	the execution, delivery, legality, validity, effectiveness, adequacy, genuineness, enforceability or admissibility in evidence of any Transaction Document or the security created thereby;

(b)	any recitals, statements, warranties or representations of any party to any Transaction Document;

(c)	its ability to exercise the rights, trusts, powers, authorities or discretions purported to be conferred on it by any of the Transaction Documents; or

(d)	the capacities, powers or credit standing of the Issuer or another party to any of the Transaction Documents;

11.1.17	No Responsibility to Perfect Security: Neither the Note Trustee nor the Security Trustee shall be liable:

(a)	for failure to notify any person of the execution of any Transaction Document;

(b)	for any failure to require the deposit with it of any deed or document certifying, representing or constituting the title of the Issuer to any of the security created pursuant to any Transaction Document;

(c)	for any failure to register or notify any of the foregoing in accordance with the provisions of any of the documents of title of the Issuer;

(d)	for any failure to require any further assurances in relation to any of the Transaction Documents;

(e)	for any failure to assure that any sums are received into any account of the Issuer or any other person or in respect of the receipt of the same;

(f)	for any shortfall which arises on the enforcement of the security created pursuant to any Transaction Document; or

(g)	for any failure to take, or to require the Issuer to take, any steps to perfect its title to any of the security created pursuant to any Transaction Document or to render any such security effective or to secure the creation of any ancillary encumbrance under the laws of any jurisdiction;

11.1.18	Acceptance of Title: the Note Trustee and the Security Trustee shall, without investigation, request or objection, accept such right and title as the Issuer may have to any of the security created pursuant to any Transaction Document and shall not be bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the Issuer to the security created pursuant to any Transaction Document or any part thereof whether such defect or failure was known to the Note Trustee or the Security Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not;

11.1.19

Insurance: neither the Note Trustee nor the Security Trustee shall be under any obligation to insure any of the assets secured pursuant to any of the Transaction Documents or to require any other person to maintain any such insurance or to verify that the Issuer has arranged or maintained any of the insurances required to be effected by it under any of the Transaction Documents and shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy or insufficiency or scope of any such insurance. Where the Note Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind. Nor shall the Note Trustee be under any obligation to ascertain whether any notice which is required to be given to, or acknowledgement obtained from any underwriters, insurers, re-insurers or brokers has been given to or, as the case may be, obtained from, such underwriters, insurers, re-insurers or brokers;

11.1.20	No Liability for Perfection of Security: neither the Note Trustee nor the Security Trustee shall be liable for any failure, omission or defect in perfecting or protecting its rights under the security created pursuant to any Transaction Document or the priority of such including, without limitation:

(a)	failure to obtain any licence, consent or other authority for the execution, delivery, validity, legality, performance, enforceability or admissibility in evidence thereof; or

(b)	failure to register, file or record the same in accordance with any legal requirement in any jurisdiction;

11.1.21	Scope of Opinions: neither the Note Trustee nor the Security Trustee shall have any responsibility for the form, substance, adequacy or scope of any legal opinions addressed to it or any other person;

11.1.22	No Responsibility for Loss: neither the Note Trustee nor the Security Trustee shall be responsible for any loss occasioned to the security created pursuant to any Transaction Document by the Issuer acting or failing to act in accordance with any of the Transaction Documents, or in respect of any moneys which are received or for any act or omission on the part of the Issuer or any other person (including any bank, depositary, custodian, manager, administrator, servicer, warehouseman or other intermediary), nor shall the Note Trustee or the Security Trustee be liable for any decline in the value, or any loss realised upon any sale or other dispositions made pursuant to any Transaction Document of all or any part of the security created pursuant to any Transaction Document or any other property which is charged to the Note Trustee by the Issuer or any other person in connection with the Secured Obligations.

Neither the Note Trustee nor the Security Trustee in any circumstances (either by reason of taking possession of the security the subject, or expressed to be the subject, of the security created pursuant to the Transaction Documents or for any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever):

(a)	be liable to account to any Noteholder or any other person for anything except sums actually received by the Note Trustee or the Security Trustee which have not been distributed or paid to the Noteholder or the persons entitled or at the time of payment believed by the Note Trustee or the Security Trustee to be entitled thereto; or

(b)	be liable to any Noteholder or any other person for any costs, charges, losses, damages, liabilities or expenses arising from or connected with any realisation of the security created pursuant to the Transaction Documents from time to time the subject, or expressed to be the subject, of the security created pursuant to the Transaction Documents or from any act, default, omission or misconduct of the Note Trustee, the Security Trustee, any receiver, any Appointee or their respective officers, employees or agents in relation to the security created pursuant to the Transaction Documents or in connection with the Transaction Documents except to the extent that they shall be caused by the Note Trustee’s or the Security Trustee’s, as the case may be, own gross negligence, wilful misconduct or fraud.

Neither the Note Trustee nor the Security Trustee shall by virtue of this Clause owe any duty of care or other duty to any person which it would not owe in the absence of this Clause.

11.1.23	Noteholders’ Due Diligence: each Noteholder shall be solely responsible for making and continuing to make its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer and neither the Note Trustee nor the Security Trustee shall at any time have any responsibility for the same and no Noteholder shall rely on the Note Trustee or the Security Trustee in respect thereof. Each Noteholder is deemed to warrant to the Note Trustee and the Security Trustee that it has not relied and will not hereafter rely on the Note Trustee or the Security Trustee:

(a)	to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Issuer or any other person in connection with any of the Transaction Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Noteholder by the Note Trustee);

(b)	to check or enquire on its behalf into the adequacy, accuracy or completeness of any communication delivered to it under any Transaction Document, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any Transaction Document, any security to be constituted thereby or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date of this Note Trust Deed;

(c)	to check or enquire on its behalf into the due execution, delivery, validity, legality, adequacy, suitability, performance, enforceability or admissibility in evidence of any Transaction Document or other document referred to in paragraph (b) above or of any guarantee, indemnity or security given or created thereby or any obligations imposed thereby or assumed thereunder;

(d)	to check or enquire on its behalf into the ownership, value or sufficiency of any part of the security created herein or pursuant to any Transaction Document, the priority of any of the security created herein or pursuant to any Transaction Document, the right or title of any person in or to any property comprised therein or the existence of any encumbrance affecting the same;

(e)	to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Issuer;

(f)	to administer or manage the Security, including the request to release any of the Security from time to time; or

(g)	to take and obtain such legal and other advice and opinions in all relevant jurisdictions as any Noteholder may think necessary or desirable in relation to the Issuer or any other persons, this Note Trust Deed, the other Transaction Documents and any other document, and the transactions hereby and thereby contemplated and neither the Note Trustee nor the Security Trustee shall have any obligations or responsibility to seek or obtain any independent or additional advice or opinion whether in the United Kingdom or elsewhere and shall not be liable for any loss or damage suffered or incurred by any Noteholder.

11.1.24	Consolidation, Amalgamation etc.: neither the Note Trustee nor the Security Trustee shall be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer or any sale or transfer of all or substantially all of the assets of the Issuer or the form or substance of any plan relating thereto or the consequences thereof to any Noteholder.

11.2	Note Trustee’s and Security Trustee’s Powers and Duties

11.2.1	Determination: The Note Trustee may determine whether or not a default in the performance or observance by the Issuer or a Subsidiary Guarantor of any obligation under the provisions of this Note Trust Deed or contained in the Notes is capable of remedy and/or materially prejudicial to the interests of the Noteholders and if the Note Trustee shall certify that any such default is, in its opinion, not capable of remedy and/or materially prejudicial to the interests of the Noteholders, such certificate shall be conclusive and binding upon the Issuer, each Subsidiary Guarantor and the Noteholders;

11.2.2	Determination of questions: the Note Trustee as between itself and the Noteholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Note Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Note Trustee, shall be conclusive and shall bind the Note Trustee and the Noteholders;

11.2.3	Note Trustee’s discretion: whenever in the Note Trust Deed, the Note Agency Agreement or by law the Note Trustee shall have discretion or permissive power it may decline to exercise the same in the absence of approval by the Noteholder. The Note Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Note Trust Deed or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Note Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but whenever the Note Trustee is under the provisions of this Note Trust Deed bound to act at the request or direction of the Noteholders, the Note Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing. Without limiting the general statement above, the Note Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of England. Furthermore, the Note Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or England or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in England or if it is determined by any court or other competent authority in that jurisdiction or in England that it does not have such power;

11.2.4	Note Trustee’s consent: any consent given by the Note Trustee for the purposes of this Note Trust Deed may be given on such terms and subject to such conditions (if any) as the Note Trustee may require;

11.2.5	Conversion of currency: where it is necessary or desirable for any purpose in connection with this Note Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Note Trust Deed or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Note Trustee in its absolute discretion as relevant and any rate, method and date so specified shall be binding on the Issuer, each Subsidiary Guarantor and the Noteholders;

11.2.6	Application of proceeds: the Note Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, the exchange of any Global Note Certificate for Individual Note Certificates or the delivery of any Note Certificate to the persons entitled to them;

11.2.7	Judgment: neither the Note Trustee nor the Security Trustee shall be liable for any error of judgment by any officer or employee of the Note Trustee or the Security Trustee assigned by it to administer its corporate trust matters;

11.2.8	Agents: the Note Trustee or the Security Trustee may, in the conduct of the trusts of this Note Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Note Trustee or the Security Trustee, as the case may be, (including the receipt and payment of money) and provided the Note Trustee or the Security Trustee, as the case may be, shall have exercised reasonable care in the selection of any such agents, the Note Trustee or the Security Trustee, as the case may be, shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

11.2.9	Delegation: the Note Trustee or the Security Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Note Trust Deed, act by responsible officers or a responsible officer for the time being of the Note Trustee or the Security Trustee, as the case may be, may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint Note Trustee of this Note Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Note Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Note Trustee or the Security Trustee, as the case may be) as the Note Trustee or the Security Trustee, as the case may be, may think fit in the interests of the Noteholders and provided the Note Trustee or the Security Trustee, as the case may be, shall have exercised reasonable care in the selection of any such Appointee the Note Trustee or the Security Trustee, as the case may be, shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate;

11.2.10

Custodians and nominees: each of the Note Trustee or the Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Note Trustee or the Security

Trustee, as the case may be, may determine, including for the purpose of depositing with a custodian this Note Trust Deed or any other Transaction Document and provided the Note Trustee or the Security Trustee, as the case may be, shall have exercised reasonable care in the selection of any such Appointee the Note Trustee or the Security Trustee, as the case may be, shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Note Trustee is not obliged to appoint a custodian if the Note Trustee invests in securities payable to bearer; and

11.2.11	Confidential information: neither the Note Trustee or the Security Trustee, as the case may be, shall (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder confidential information or other information made available to the Note Trustee or the Security Trustee, as the case may be, by the Issuer or a Subsidiary Guarantor in connection with this Note Trust Deed and no Noteholder shall be entitled to take any action to obtain from the Note Trustee or the Security Trustee, as the case may be, any such information.

11.2.12	Expert Advice: each of the Note Trustee and the Security Trustee shall engage and consult, at the expense of the Issuer with any legal adviser and professional adviser selected by them and rely upon any advice so obtained and each of their respective directors, officers, employees and duly appointed agents shall be protected and shall not be liable in respect of any action taken, or omitted to be done or suffered to be taken, in accordance with such advice.

11.3	Financial Matters

11.3.1	Professional charges: any Note Trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Note Trust Deed and any incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Note Trust Deed, including matters which might or should have been attended to in person by a Note Trustee not being a banker, lawyer, broker or other professional person provided that there should not be duplicative charges for the same work;

11.3.2

Illegality/Expenditure by the Note Trustee: nothing contained in this Note Trust Deed shall require the Note Trustee or the Security Trustee to do anything which may (i) be illegal or contrary to applicable law or regulations or (ii) to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it; and

11.3.3	Note Trustee or the Security Trustee may enter into financial transactions with the Issuer: neither the Note Trustee nor the Security Trustee and no director or officer of any corporation being a Note Trustee or Security Trustee shall by reason of the fiduciary position of such Note Trustee or Security Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer, a Subsidiary Guarantor or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer, a Subsidiary Guarantor or any Subsidiary, or from accepting the Note Trusteeship of any other debenture stock, debentures or securities of the Issuer, a Subsidiary Guarantor or any Subsidiary or any person or body corporate directly or indirectly associated with the Issuer, a Subsidiary Guarantor or any Subsidiary, and none of the Note Trustee, the Security Trustee or any such director or officer shall be accountable to the Noteholders or the Issuer, any Subsidiary Guarantor or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer, such Subsidiary Guarantor or any Subsidiary, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Note Trustee, the Security Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

11.4	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Note Trustee in relation to the trusts constituted by this Note Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Note Trust Deed, the provisions of this Note Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Note Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

11.5	Note Trustee Liability

Subject to Section 192 of the Companies Act 1985 (if applicable) and notwithstanding anything to the contrary in this Note Trust Deed, the Notes or the Note Agency Agreement, neither the Note Trustee nor the Security Trustee shall be liable to any person for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines mat the Note Trustee’s or the Security Trustee’s, as the case may be, gross negligence or wilful misconduct was the primary cause of any loss to the Noteholders.

11.6	Exercise of Discretion

11.6.1

Notwithstanding anything in this Note Trust Deed to the contrary, the Note Trustee shall not be obliged to exercise or consider exercising any discretion or consider making or make any determination (including, without limitation, any determination as to whether any fact or circumstance or activity or thing is material or substantial or complies with some such similar quantitative standard) or to consider taking or take any action whatsoever in connection with or under or pursuant to the Notes unless directed to do so by the holders of not less than 25 per cent. in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of Noteholders (subject in all cases to the Note Trustee having been indemnified or provided with security to its satisfaction and otherwise being satisfied that it is lawful for it to so exercise discretion, make a determination or otherwise take any action). Such direction shall specify the way in which the Note Trustee shall exercise such discretion or, as the case may be, make the determination or take the action to be taken by the Note Trustee.

11.6.2	The Note Trustee shall not be obliged to declare the Notes immediately due and payable unless it has been indemnified to its satisfaction in respect of all costs, claims and liabilities which it has incurred to that date and to which it may thereby and as a consequence thereof in its opinion render itself, or have rendered itself, liable.

11.6.3	The Note Trustee will not be responsible for any loss, expense, damage, claim, cost, charge or liability which may be suffered as a result of any exercise or non exercise of a discretion or the making or failure to make any determination or the taking or failure to take any action by the Note Trustee, acting on the directions of the Noteholders as aforesaid or pending the provision of such a direction.

11.6.4	A certificate delivered in compliance with Clause 11.1.3 (Certificate of Directors or Authorised Signatories) of two Authorised Signatories of the Issuer as to the compliance by the Issuer with any of its obligations contained in the Transaction Documents or the Conditions shall be conclusive and binding on the Issuer, the Note Trustee, the Security Trustee and the Noteholders save in the case of manifest error, but without prejudice to the provisions of Clause 11.6.5.

11.6.5	The Note Trustee shall have no responsibility for requesting certificates in accordance with Clause 11.1.2 (Certificate and Reports by Auditors or Other Experts) unless the Issuer has failed to deliver such certificates in accordance with such clause or the Note Trustee is requested to do so by any Noteholder. The Note Trustee and the Security Trustee shall be entitled to rely on such certificates absolutely and shall not be obliged to enquire further as regards the circumstances then existing and whether they justify the provision and the content of such certificate and will not be responsible for any loss occasioned by so acting. The Note Trustee and the Security Trustee shall be entitled to rely on any such certificates as sufficient evidence by the Issuer of such compliance (or non-compliance) and will not be responsible for or for investigating any matter relating to the financial condition of or any other matter relating to the Issuer.

11.6.6	Notwithstanding anything to the contrary in this Note Trust Deed or in any other Transaction Document, the Note Trustee shall not in any event be liable for any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any existing or future law or regulation, any existing or future act of governmental authority, act of god, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any reason which is beyond the control of the Trustee.

12.	COSTS AND EXPENSES

12.1	Remuneration

12.1.1	Normal Remuneration: The Issuer shall pay to the Note Trustee remuneration for its services as note trustee and the Security Trustee’s fees for acting as security trustee as from the date of this Note Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Note Trustee. Such remuneration shall be payable in advance on the anniversary of the date hereof in each year and the first payment shall be made on the date hereof. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders) up to and including the earlier to occur of (x) date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Note Trustee, (y) the date when all the Notes have been converted pursuant to Condition 7 (Conversion), and (z) the date when each Note has either been redeemed or converted as provided in (x) and (y), provided that if upon due presentation (if required pursuant to the Conditions) of any Note Certificate or any cheque, payment of the moneys due in respect thereof is improperly withheld or refused by the Issuer or a Subsidiary Guarantor, remuneration will commence again to accrue;

12.1.2	Extra Remuneration: In the event of the occurrence of an Event of Default or a Potential Event of Default or the Note Trustee or the Security Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Note Trustee and the Issuer or each Subsidiary Guarantor agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Note Trustee or the Security Trustee under this Note Trust Deed, the Issuer shall pay to the Note Trustee such additional remuneration as shall be agreed between them;

12.1.3	Value added tax: The Issuer shall in addition pay to the Note Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration or the remuneration of the Security Trustee under this Note Trust Deed;

12.1.4	Failure to agree: In the event of the Note Trustee and the Issuer failing to agree:

(a)	(in a case to which sub-clause 12.1.1 applies) upon the amount of the remuneration; or

(b)	(in a case to which sub-clause 12.1.2 applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Note Trustee under this Note Trust Deed, or upon such additional remuneration;

such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Note Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Note Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant bank being payable by the Issuer) and the determination of any such merchant bank shall be final and binding upon the Note Trustee and the Issuer;

12.1.5	Expenses: The Issuer shall also pay or discharge all costs, out-of-pocket charges and expenses properly incurred by the Note Trustee and the Security Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Note Trust Deed, including but not limited to legal and travelling expenses properly incurred and any stamp, issue, registration, documentary and other taxes or duties (other than taxes imposed on or measured by the overall net income of the Note Trustee or the Security Trustee, as applicable) paid or payable by the Note Trustee or the Security Trustee in connection with any action taken or contemplated by or on behalf of the Note Trustee or the Security Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Note Trust Deed;

12.1.6

Indemnity: The Issuer hereby unconditionally and irrevocably covenants and undertakes to indemnify and hold harmless the Note Trustee, the Security Trustee and their directors, officers, employees and agents (each an “indemnified party”) in full at all times against all losses, liabilities, actions, proceedings, claims, demands, penalties, damages, costs, expenses disbursements, and other liabilities whatsoever (the “Losses”), including without limitation the costs and expenses of legal advisors and other experts properly incurred, which may be incurred, suffered or brought against such indemnified party as a result or in connection with (a) their appointment or involvement hereunder or the exercise of any of their powers or duties hereunder or the taking of any acts in accordance with the terms of this Note Trust Deed or its usual practice; (b) this Note Trust Deed and any other

Transaction Document, or (c) any instruction or other direction upon which the Note Trustee or the Security Trustee may rely under this Note Trust Deed, as well as the costs and expenses properly incurred by an indemnified party of defending itself against or investigating any claim or liability with respect of the foregoing provided that this indemnity shall not apply in respect of an indemnified party to the extent but only to the extent that a court of competent jurisdiction determines that any such Losses incurred or suffered by or brought against such indemnified party arises directly from the fraud, wilful misconduct or gross negligence of such indemnified party. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Note Trustee or the Security Trustee or the termination of this Note Trust Deed;

12.1.7	Payment of amounts due: All amounts due and payable pursuant to sub clauses 12.1.5 (Expenses) and 12.1.6 (Indemnity) shall be payable by the Issuer on the date specified in a demand by the Note Trustee; the rate of interest applicable to such payments shall be three per cent. per annum above the cost of funds from time to time of The Hongkong and Shanghai Banking Corporation Limited for the currency in which the payment was made and interest shall accrue:

(a)	in the case of payments made by the Note Trustee prior to the date of the demand, from the date on which the payment was made or such later date as specified in such demand;

(b)	in the case of payments made by the Note Trustee on or after the date of the demand, from the date specified in such demand, which date shall not be a date earlier than the date such payments are made.

All remuneration payable to the Note Trustee or the Security Trustee shall carry interest at the rate specified in this Clause 12.1.7 (Payment of amounts due) from the due date thereof;

12.1.8	Discharges: Unless otherwise specifically stated in any discharge of this Note Trust Deed the provisions of this Clause 12.1 (Remuneration) shall continue in full force and effect notwithstanding such discharge.

12.1.9

Not Incur Financial Liability: Nothing contained in this Note Trust Deed shall require the Note Trustee or the Security Trustee to expend or risk its own funds or otherwise incur any financial liability and neither the Note Trustee nor the Security Trustee shall be obliged to do or omit anything, including entering into any transaction or incurring any liability unless the liability of the Note Trustee or the Security Trustee, as the case may be, is limited in a manner satisfactory to it in its absolute discretion and the Note Trustee and the Security Trustee may refrain from taking any action which it may have been instructed or directed to take in accordance with Clause 9.1 (Legal

Proceedings) or to take any other action pursuant to this Note Trust Deed or any of the other Transaction Documents unless and until it shall have received in form and substance satisfactory to it in its absolute discretion such indemnification and/or security (whether by way of payment in advance or otherwise) for all costs, claims, demands, liabilities, expenses (including legal fees and disbursements) which it will or may expend or incur or to which it may be exposed in complying with such instructions or directions. Nor shall the Note Trustee or the Security Trustee in any circumstances be obliged to give its own indemnity to any Appointee or to become a mortgagee in possession.

12.2	Stamp Duties

The Issuer will pay all stamp duties, registration taxes, capital duties and other similar duties or taxes (if any) (other than taxes imposed on or measured by the overall net income of any Noteholder) payable on (a) the constitution and issue of the Notes, (b) the initial delivery of the Notes (c) any action taken by the Note Trustee or the Security Trustee (or any Noteholder where permitted or required under this Note Trust Deed so to do) to enforce the provisions of the Notes or this Note Trust Deed and (d) the execution of this Note Trust Deed. For the avoidance of doubt, if the Note Trustee or the Security Trustee (or any Noteholder where permitted under this Note Trust Deed so to do) shall take any proceedings against the Issuer or each Subsidiary Guarantor in any other jurisdiction and if for the purpose of any such proceedings this Note Trust Deed or any Note Certificate are taken into any such jurisdiction and any stamp duties or other duties or taxes (other than taxes imposed on or measured by the overall net income of any Noteholder) become payable thereon in any such jurisdiction, the Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

12.3	Exchange Rate Indemnity

12.3.1	Currency of Account and Payment: United States dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer and each Subsidiary Guarantor under or in connection with this Note Trust Deed and the Notes, including damages;

12.3.2	Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or a Subsidiary Guarantor or otherwise), by the Note Trustee, the Security Trustee or any Noteholder in respect of any sum expressed to be due to it from the Issuer or a Subsidiary Guarantor will only discharge the Issuer and such Subsidiary Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so); and

12.3.3	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Note Trust Deed or the Notes, the Issuer will indemnify it against any Liability sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

12.4	Indemnities Separate

12.4.1	The indemnities in this Note Trust Deed constitute separate and independent obligations from the other obligations in this Note Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Note Trustee, the Security Trustee and/or any Noteholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Note Trust Deed or the Notes or any other judgment or order. Any such Liability as referred to in sub-clause 12.3.3 (Exchange Rate Indemnity) shall be deemed to constitute a Liability suffered by the Note Trustee, the Security Trustee or the Noteholders, as the case may be, and no proof or evidence of any actual Liability shall be required by the Issuer or a Subsidiary Guarantor or their liquidator or liquidators.

12.4.2	Any indemnity in this Note Trust Deed and the provisions of Clause 12.5 (Special Damages and Consequential Loss) will survive the redemption or maturity of the Notes, the termination of this Note Trust Deed and the termination of the appointment of the Note Trustee or the Security Trustee.

12.5	Special Damages and Consequential Loss

Notwithstanding any other term or provision of this Note Trust Deed to the contrary, neither the Note Trustee nor the Security Trustee shall be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Note Trustee or the Security Trustee, as the case may be, is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause shall survive the termination or expiry of this Note Trust Deed or the resignation or removal of the Note Trustee or the Security Trustee.

13.	APPOINTMENT AND RETIREMENT

13.1	Appointment of Note Trustees and Security Trustees

The power of appointing new Note Trustees and new Security Trustees of this Note Trust Deed shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. A trust corporation may be appointed sole Note Trustee or, as the case may be, Security Trustee hereof. Any appointment of a new Note Trustee or Security Trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Agents and to the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any Note Trustee, Security

Trustee or Note Trustees or Security Trustees for the time being hereof. The Issuer may remove any Note Trustee or Security Trustee if (a) the trustee is adjudged a bankrupt or an insolvent; (b) a receiver or other public officer takes charge of the trustee or its property; or (c) the trustee becomes incapable of acting. The removal of any Note Trustee or Security Trustee, as the case may be, shall not become effective unless there remains a Note Trustee or, as the case may be, Security Trustee hereof (being a trust corporation) in office after such removal.

13.2	Co-Note Trustees and Co-Security Trustees

Notwithstanding the provisions of Clause 13.1 (Appointment of Note Trustees or Security Trustees), the Note Trustee may, upon giving prior notice to the Issuer and each Subsidiary Guarantor but without the consent of the Issuer or such Subsidiary Guarantor or the Noteholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate Note Trustee or Security Trustee or as a co-Note Trustee jointly with the Note Trustee or the Security Trustee, as the case may be:

13.2.1	if the Note Trustee or the Security Trustee, as the case may be, considers such appointment to be in the interests of the Noteholders; or

13.2.2	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

13.2.3	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Note Trust Deed.

13.3	Attorneys

The Issuer and each Subsidiary Guarantor each hereby irrevocably appoints the Note Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Note Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Note Trustee by this Note Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Note Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Note Trustee may pay to any such person, together with any attributable costs, charges and expenses properly incurred by it in performing its function as such separate Note Trustee or co-Note Trustee, shall for the purposes of this Note Trust Deed be treated as costs, charges and expenses incurred by the Note Trustee.

13.4	Retirement of Note Trustees

The Note Trustee may retire at any time on giving not less than 45 days prior written notice to the Issuer without assigning any reason and without being responsible for any costs, charges and expenses occasioned by such retirement. The Issuer hereby covenants that in the event of the Note Trustee giving notice under this Clause 13.4 it shall use its best endeavours to procure a new trustee to be appointed and if the Issuer has not procured the appointment of a new trustee within 30 days of the expiry of such written notice, the Note Trustee shall petition any court of competent jurisdiction for its resignation provided that it has notified the Issuer prior to it doing so. If such petition is granted, the Note Trustee shall notify all transaction parties in writing of its resignation.

13.5	Competence of a majority of Note Trustees

Whenever there shall be more than two Note Trustees hereof the majority of such Note Trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Note Trust Deed in the Note Trustee generally.

13.6	Powers Additional

The powers conferred by this Note Trust Deed upon the Note Trustee shall be in addition to any powers which may from time to time be vested in it by general law.

13.7	Merger

Any corporation into which the Note Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Note Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Note Trustee, shall be the successor of the Note Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

14.	NOTICES

14.1	Addresses for Notices

All notices and other communications hereunder shall be made in writing and in English (by letter, telex or fax) and shall be sent as follows:

14.1.1	Issuer: If to the Issuer, to it at:

China Time Share Media Co. Ltd

Dayu Building

No. 312 Long Zhua Shu

Xia Hong Men

Chaoyang District

Beijing 100078

People’s Republic of China

Fax: +86 10 8769 5795

Attention: Mr. He Ji Lun

14.l.2	Note Trustee: if to the Note Trustee, to it at:

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building

1 Queen’s Road Central

Hong Kong

Fax: +852 2801 5586

Attention: Corporate Trust and Loan Agency

14.1.3	Security Trustee: if to the Security Trustee, to it at:

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building

1 Queen’s Road Central

Hong Kong

Fax: +852 2801 5586

Attention: Corporate Trust and Loan Agency

14.2	Effectiveness

Every notice or other communication sent in accordance with Clause 14.1 shall be effective upon receipt by the addressee provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

15.	LAW AND JURISDICTION

15.1	Governing law

This Note Trust Deed and the Notes and all matters arising from or connected with them are governed by, and shall be construed in accordance with, English law.

15.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with this Note Trust Deed or the Notes (including a dispute regarding the existence, validity or termination of this Note Trust Deed or the Notes) or the consequences of their nullity.

15.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

15.4	Rights of the Note Trustee, the Security Trustee and Noteholders to take proceedings outside England

Clause 15.2 (English courts) is for the benefit of the Note Trustee, the Security Trustee and the Noteholders only. As a result, nothing in this Clause 15 (Law and jurisdiction) prevents the Note Trustee, the Security Trustee or any of the Noteholders from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Note Trustee, the Security Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

15.5	Process agent

The Issuer and each Subsidiary Guarantor agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on the Issuer by being delivered to CECP Investment Advisors Ltd at Lansdowne House, 57 Berkeley Square, London W1J 6ER, United Kingdom (Attention: Heather Mitchell, Legal Counsel) or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of the Note Trustee, appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the Note Trustee shall be entitled to appoint such a person by written notice addressed to the Issuer. Nothing in this paragraph shall affect the right of the Note Trustee or any of the Noteholders to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.

16.	SEVERABILITY

In case any provision in or obligation under this Note Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

17.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Save in relation to Clause 6.2 (Noteholders} no person shall have any right to enforce any provision of this Note Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

18.	COUNTERPARTS

This Note Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Note Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1

FORM OF GLOBAL NOTE CERTIFICATE

Global Note Certificate

ISIN: XS0337182769

THIS NOTE AND THE SHARES ISSUABLE UPON EXERCISE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCES. THIS NOTE IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE FOLLOWING TERMS AND CONDITIONS AND A NOTE TRUST DEED DATED AS OF 19 DECEMBER 2007, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE NOTE TRUSTEE OR ANY SUCCESSOR THERETO. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR (B) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a)(l), (2), (3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE OR THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT (A) TO CHINA TIME SHARE MEDIA CO. LTD. (THE “ISSUER”) OR ITS AFFILIATES; (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); OR (E) PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY NOTES OTHERWISE THAN AS DESCRIBED HEREIN, THE ISSUER OR THE NOTE TRUSTEE MAY, IN CIRCUMSTANCES THAT ANY OF THEM DEEMS APPROPRIATE, REQUIRE EVIDENCE AS TO COMPLIANCE WITH ANY SUCH EXEMPTION); OR (F) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF THE REGULATION S UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. THE TERMS AND CONDITIONS CONTAINS A PROVISION REQUIRING THE NOTE TRUSTEE, THE REGISTRAR AND EACH AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

CHINA TIME SHARE MEDIA CO. LTD

(incorporated with limited liability under

the laws of the Cayman Islands)

US$20,000,000

5.00 per cent. Secured Convertible Notes due 2010

GLOBAL NOTE CERTIFICATE

1.	Introduction: This Global Note Certificate is issued in respect of the US$20,000,000 5.00 per cent. Secured Convertible Notes due 2010 (the “Notes”) of China Time Share Media Co. Ltd (the “Issuer”). The Notes are constituted by, are subject to, and have the benefit of, a trust deed (as amended or supplemented from time to tune, the “Trust Deed”) between the Issuer dated 19 December 2007 and The Hongkong and Shanghai Banking Corporation Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an agency agreement dated 19 December 2007 (as amended or supplemented from time to tune, the “Agency Agreement”) and made between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), The Hongkong and Shanghai Banking Corporation Limited as principal agent, the other paying agents and the transfer agents named therein and the Trustee.

2.	References to Conditions: Any reference herein to the “Conditions” is to the terms and conditions of the Notes attached hereto and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

3.	Registered holder: This is to certify that:

HSBC Nominees (Hong Kong) Limited

is the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder (the “Holder”) of:

US$ 20,000,000

(TWENTY MILLION UNITED STATES DOLLARS)

in aggregate principal amount of Notes.

4.	Promise to pay: The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 19 September 2010 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.	Exchange for Individual Note Certificates: This Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates (“Individual Note Certificates”) in substantially the form (subject to completion) set out in Schedule 2 (Form of Individual Note Certificate) to the Trust Deed if any of the following events occurs:

(a)	Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”) is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

(b)	any of the circumstances described in Condition 11 (Events of Default) occurs.

Such exchange shall be effected in accordance with paragraph 6 (Delivery of Individual Note Certificates). The Issuer shall notify the Holder of the occurrence of any of the events specified in (a) and (b) as soon as practicable thereafter.

6.	Delivery of Individual Note Certificates: Whenever this Global Note Certificate is to be exchanged for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Global Note Certificate within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person’s holding) against the surrender of this Global Note Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder or the Trustee, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

7.	Conditions apply: Save as otherwise provided herein, the Holder of this Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Global Note Certificate, any reference in the Conditions to “Note Certificate” or “Note Certificates” shall, except where the context otherwise requires, be construed so as to include this Global Note Certificate.

8.	Exercise of Put Option: In order to exercise the option contained in Condition 9.3 (Redemption for Change of Control) (the “Put Option”), the Holder must, within the period specified in the Conditions for the deposit of the relevant Note Certificate and put notice, give written notice of such exercise to any Paying Agent specifying the principal amount of Notes in respect of which the Put Option is being exercised. Any such notice shall be irrevocable and may not be withdrawn.

9.	Notices: Notwithstanding Condition 16 (Notices), so long as this Global Note Certificate is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”), notices to Holders of Notes represented by this Global Note Certificate may be given by delivery of the relevant notice to Euroclear, Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System;

10.	Determination of entitlement: This Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Global Note Certificate.

11.	Authentication: This Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Hongkong and Shanghai Banking Corporation Limited as registrar.

12.	Governing law: This Global Note Certificate is governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

China Time Share Media Co. Ltd

By:
(duly authorised)

ISSUED on 19 December 2007

AUTHENTICATED for and on behalf of

The Hongkong and Shanghai Banking Corporation Limited

as registrar without recourse, warranty

or liability

By:
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED                                                      , being the registered holder of this Global Note Certificate, hereby transfers to

of

US$ in principal amount of the US$20,000,000 5.00 per cent. Secured Convertible Notes due 2010 (the “Notes”) of China Time Share Media Co. Ltd (the “Issuer”) and irrevocably requests and authorises The Hongkong and Shanghai Banking Corporation Limited, in its capacity as registrar in relation to the Notes (or any successor to The Hongkong and Shanghai Banking Corporation Limited, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by of on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to US$ 100,000 or an integral multiple of US$ 1,000 in excess thereof.

PRINCIPAL AGENT	REGISTRAR

The Hongkong and Shanghai Banking Corporation Limited	The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building 1 Queen’s Road Central Hong Kong	Level 30, HSBC Main Building 1 Queen’s Road Central Hong Kong

PAYING AGENTS AND TRANSFER AGENTS

The Hongkong and Shanghai Banking Corporation Limited	The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building 1 Queen’s Road Central Hong Kong	Level 30, HSBC Main Building 1 Queen’s Road Central Hong Kong

SCHEDULE 2

FORM OF INDIVIDUAL NOTE CERTIFICATE

CLIFFORD CHANCE	CLIFFORD CHANCE LLP

Individual Note Certificate

Serial Number:

THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCES. THIS NOTE IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE FOLLOWING TERMS AND CONDITIONS AND A NOTE TRUST DEED DATED AS OF [DATE], COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE NOTE TRUSTEE OR ANY SUCCESSOR THERETO. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a)(l), (2), (3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE OR THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT (A) TO CHINA TIME SHARE MEDIA CO. LTD. (THE “ISSUER”) OR ITS AFFILIATES; (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); OR (E) PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY NOTES OTHERWISE THAN AS DESCRIBED HEREIN, THE ISSUER OR THE NOTE TRUSTEE MAY, IN CIRCUMSTANCES THAT ANY OF THEM DEEMS APPROPRIATE, REQUIRE EVIDENCE AS TO COMPLIANCE WITH ANY SUCH EXEMPTION); OR (F) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF THE REGULATION S UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. THE TERMS AND CONDITIONS CONTAINS A PROVISION REQUIRING THE NOTE TRUSTEE, THE REGISTRAR AND EACH AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

CHINA TIME SHARE MEDIA CO. LTD

(incorporated with limited liability under

the laws of the Cayman Islands)

US$20,000,000

5.00 per cent. Secured Convertible Notes due 2010

This Note Certificate is issued in respect of the US$20,000,000 5.00 per cent. Secured Convertible Notes due 2010 (the “Notes”) of China Time Share Media Co. Ltd (the “Issuer”). The Notes are constituted by, are subject to, and have the benefit of, a trust deed dated [•] (as amended or supplemented from time to time, the “Trust Deed”) between the Issuer and The Hongkong and Shanghai Banking Corporation Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an agency agreement dated [•] (as amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), The Hongkong and Shanghai Banking Corporation Limited as principal agent, the other paying agents and the transfer agents named therein and the Trustee.

Any reference herein to the “Conditions” is to the terms and conditions of the Notes endorsed hereon and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

This is to certify that:

of

is the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the “Holder”) of:

US$

(	UNITED STATE DOLLARS)

in aggregate principal amount of the Notes.

The Issuer, for value received, hereby promises to pay such principal sum to the Holder on [•] 2010 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

The statements set out in the legend above are an integral part of this Note Certificate and, by acceptance hereof, each Holder of this Note Certificate agrees to be subject to and bound by such legends.

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Hongkong and Shanghai Banking Corporation Limited as registrar.

This Note Certificate is governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

China Time Share Media Co. Ltd

By:
[manual or facsimile signature] (duly authorised)

ISSUED as of [•]

AUTHENTICATED for and on behalf of

The Hongkong and Shanghai Banking Corporation Limited

as registrar without recourse, warranty

or liability

By:
[manual signature] (duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED	, being the registered

holder of this Note Certificate, hereby transfers to

of

US$ in principal amount of the US$20,000,000 5.00 per cent. Secured Convertible Notes due 2010 (the “Notes”) of China Time Share Media Co. Ltd (the “Issuer”) and irrevocably requests and authorises The Hongkong and Shanghai Banking Corporation Limited, in its capacity as registrar in relation to the Notes (or any successor to The Hongkong and Shanghai Banking Corporation Limited, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

We, as transferor of the Notes represented by this Note Certificate, hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the terms and conditions of the Notes relating to the Notes dated [•] and in accordance with the terms of any legend on this Note Certificate and that we are transferring such Notes1:

1.	☐	to the Issuer or any of its affiliates; or

2.	☐

to a person whom we reasonably believe is purchasing for its own account or accounts as to which it exercises sole investment discretion; such person and each such account is a qualified institutional buyer (as defined in Rule 144A under the United States Securities Act of 1933 (the “Securities Act”)); the purchaser is aware that the sale to it is being made in reliance upon Rule 144A and such transaction meets the requirements of Rule 144A and is in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; or

3.	☐	pursuant to an effective registration under the Securities Act; or

4.	☐	pursuant to an exemption from registration provided by Rule 144 under the Securities Act, if available; or

5.	☐	if in an offshore transaction in accordance with Rule 903 or 904 of the Regulation S under the Securities Act;

If none of the foregoing boxes is ticked, the Registrar shall not be obliged to register the transfer of the Notes.

Dated:

[1]	Tick one of the following boxes 1, 2, 3 or 4.

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to US$ 100,000 or any integral multiple of US$ 1,000 in excess thereof.

[Attached to each Note Certificate:]

[Terms and Conditions as set out in Schedule 3]

[At the foot of the Terms and Conditions:]

PRINCIPAL AGENT	REGISTRAR

The Hongkong and Shanghai Banking Corporation Limited	The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building 1 Queen’s Road Central Hong Kong	Level 30, HSBC Main Building 1 Queen’s Road Central Hong Kong

PAYING AGENTS AND TRANSFER AGENTS

The Hongkong and Shanghai Banking Corporation Limited	The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building 1 Queen’s Road Central Hong Kong	Level 30, HSBC Main Building 1 Queen’s Road Central Hong Kong

SCHEDULE 3

TERMS AND CONDITIONS OF THE NOTES

Terms and Conditions of the Notes

The following, other than the words in italics, is the text of the Terms and Conditions of the Notes which will appear on the reverse of each definitive certificate evidencing the Notes:

The issue of US$20,000,000 in aggregate principal amount of 5.00 per cent. secured convertible notes due 2010 (the “Notes”) of China Time Share Media Co. Ltd, a company incorporated and existing under the laws of the Cayman Islands (the “Issuer”), was authorised by a resolution of the Board of Directors (the “Board”) of the Issuer passed on 17 December 2007. The right of conversion into Shares (as defined in Condition 1.2) was authorised by resolutions of the Board of Directors of the Issuer passed on 17 December 2007.

The Notes are constituted by a trust deed (as amended and/or supplemented from time to time, the “Note Trust Deed”) dated 19 December 2007 (the “Issue Date”) and made between the Issuer, The Hongkong and Shanghai Banking Corporation Limited, as trustee (the “Note Trustee”, which term shall, where the context so permits, include all other persons for the time being acting as trustee or trustees under the Note Trust Deed) and The Hongkong and Shanghai Banking Corporation Limited, as security trustee, (the “Security Trustee”, which term shall, where the context so permits, include all other persons for the time being acting as security trustee in connection with the Notes and the Warrants (as defined below)). The Issuer has entered into a paying, conversion and transfer agency agreement (as amended or supplemented from time to time, the “Note Agency Agreement”) dated the Issue Date with the Note Trustee, The Hongkong and Shanghai Banking Corporation Limited, as principal paying, conversion and transfer agent (the “Principal Agent”), The Hongkong and Shanghai Banking Corporation Limited, as registrar (the “Registrar”) and the other paying, conversion and transfer agents appointed from time to time thereunder (each, including the Principal Agent, a “Paying Agent”, “Conversion Agent” and “Transfer Agent” and, together with the Registrar and the Principal Agent, the “Agents”) relating to the Notes. References to the “Principal Agent”, “Registrar” and “Agents” below are references to the principal agent, registrar and agents for the time being for the Notes. The statements in these terms and conditions (these “Conditions”) include summaries of, and are subject to, the detailed provisions of the Note Trust Deed and the Note Agency Agreement. Unless otherwise defined herein, terms used in these Conditions have the meanings specified in the Note Trust Deed. Copies of the Note Trust Deed and the Note Agency Agreement are available for inspection during normal business hours at the specified office of the Note Trustee being at the date hereof at Level 30, HSBC Main Building, 1 Queen’s Road Central, Hong Kong. The Noteholders are entitled to the benefit of the Note Trust Deed and are bound by, and are deemed to have notice of, all the provisions of the Note Trust Deed and the Note Agency Agreement applicable to them. In conjunction with the issue of the Warrants, the Issuer has authorised and separately issued 80 secured warrants with a face value of US$100,000 each (the “Warrants”).

1.	Guarantee and Status

1.1	Guarantee

The Issuer shall cause (i) each of its current and future Subsidiaries which are incorporated in the People’s Republic of China, in the event that a change in the laws or regulations in the PRC permits the provision of guarantees without the requirement of any approval from the State Administration of Foreign Exchange (SAFE), and (ii) each of its current and future Subsidiaries which are incorporated outside the PRC, to execute and deliver to the Note Trustee an accession deed to the Note Trust Deed pursuant to which such Subsidiaries will guarantee the due payment of all sums expressed to be payable by the Issuer under the Notes, the Warrants and Issue Documents (as defined in Condition 4.13) (collectively, the “Guarantee”). Each Subsidiary of the Issuer that guarantees the Notes after the Issue Date, upon execution of the applicable Guarantee, will be a “Subsidiary Guarantor”. Each Subsidiary Guarantor’s obligations under the Guarantee are set out in the Note Trust Deed.

As of the Issue Date, there are no Subsidiary Guarantors.

1.2	Status

The Notes will at all times rank pari passu among themselves and will (i) constitute direct, unconditional and secured obligations of the Issuer which will, on pari passu basis with the Warrants, rank first in priority with respect to the Security (as defined in Condition 4), (ii) rank senior in right of payment to all existing and future indebtedness of the Issuer and Subsidiary Guarantors that are expressly subordinated in right of payment to the Notes and (iii) as to any amount due in excess of the realisable value of the Security, constitute direct, unconditional and unsecured obligations of the Issuer which will (subject to prior realisation of the Security and application of the proceeds thereof in accordance with the Share Mortgage) at all times rank at least pari passu with all other present and future unsecured obligations of the Issuer save for such obligations as may be preferred by provisions of law that are both mandatory and of general application

The Notes and the Warrants will have the benefit of the Security as security for the Issuer’s payment obligations and the performance of all of its obligations in respect of the Notes, the Warrants, the Note Trust Deed, the Warrant Trust Deed and the Issue Documents.

For the purpose of these Conditions, “Shares” means ordinary shares of US$0.0001 each of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer. In the event of an IPO (as defined in Condition 6.2) or any public offer or listing of Shares or analogous event, “Shares” shall also mean Shares which are the subject matter of the IPO or public offer or listing or analogous event, whether such Shares are still shares in the Issuer, or represented in the form of American Depositary Shares or Global Depositary Shares, or are shares in some other company structured for the purpose of such IPO, public offer or listing or such analogous event.

2.	Form, Denomination and Title

2.1	Form and Denomination

The Notes are issued in registered form in the denomination of US$100,000 and integral multiples of US$1,000 in excess thereof. A note certificate (each, a “Certificate”) will be issued to each Noteholder in respect of its registered holding of Notes. Each Note and each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Noteholders which the Issuer will procure to be kept by the Registrar.

Upon issue, the Notes will be represented by a Global Certificate registered in the name of a common nominee and deposited with a common depositary for Euroclear Bank S.A./N. V., as operator of the Euroclear System and Clearstream Banking, société anonyme. The Conditions are modified by certain provisions contained in the Global Certificate.

2.2	Title

Title to the Notes passes only by transfer and registration in the register of Noteholders as described in Condition 3. The holder of any Note will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on (other than the endorsed form of transfer), or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Conditions, “Noteholder” and “holder” mean the person in whose name a relevant Note is registered.

3.	Transfers of Notes; Issue of Certificates

3.1	Register

The Issuer will cause to be kept at the specified office of the Registrar outside the United Kingdom and in accordance with the terms of the Note Agency Agreement a register (the “Register”) on which shall be entered the names and addresses of the holders of the Notes and the particulars of the Notes held by them and of all transfers of the Notes. Each Noteholder shall be entitled to receive only one Certificate in respect of its entire holding of Notes.

3.2	Transfers

Subject to Condition 3.5, Condition 3.6 and the terms of the Note Agency Agreement, a Note may be transferred or converted by delivery of the Certificate issued in respect of that Note, with the form of transfer on the back duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of the Registrar or any Transfer Agent. No transfer of title to a Note will be valid or effective unless and until entered on the Register.

Transfers of interests in Notes evidenced by the Global Certificate will be effected in accordance with the rules of the relevant clearing systems.

3.3	Delivery of New Certificates

3.3.1	Each new Certificate to be issued upon a transfer or conversion of Notes will, within seven business days of receipt by the Registrar or any Transfer Agent of the form of transfer duly completed and signed, be made available for collection at the specified office of the Registrar or such Transfer Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to such Notes (at the expense of the Issuer but free of charge to the holder) to the address specified in the form of transfer. The form of transfer is available at the specified office of the Registrar or any Transfer Agent.

Except in the limited circumstances described in the Global Certificate, owners of interests in the Notes evidenced by the Global Certificate will not be entitled to receive physical delivery of Certificates.

3.3.2	Where only part of the principal amount of Notes (being that of one or more Notes) in respect of which a Certificate is issued is to be transferred, converted or redeemed, a new Certificate in respect of the Notes not so transferred, converted or redeemed will, within seven business days of delivery of the original Certificate to the Registrar or other relevant Agent, be made available for collection at the specified office of the Registrar or such Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Notes not so transferred, converted or redeemed (at the expense of the Issuer but free of charge to the holder) to the address of such holder appearing on the Register.

3.3.3	For the purpose of these Conditions, “business day” shall mean a day other than a Saturday or Sunday on which banks are open for business in New York City, Hong Kong and the city in which the specified office of the Registrar or Agent, with whom a Certificate is deposited in connection with a transfer, conversion or redemption of Notes evidenced by such Certificate, is located.

3.4	Formalities Free of Charge

Registration of a transfer of Notes will be effected without charge by or on behalf of the Issuer, the Registrar or any Transfer Agent, but upon (i) payment (or the giving of such indemnity as the Issuer, the Registrar or such Transfer Agent may require) in respect of any tax or other governmental charges which may be imposed in relation to such transfer, and (ii) the Registrar and such Transfer Agent being satisfied that the regulations concerning such transfer of Notes have been complied with.

3.5	Closed Periods

No Noteholder may require the transfer of a Note to be registered:

(a)	during the period of seven days ending on (and including) the Maturity Date (as defined in Condition 5.1);

(b)	after an Conversion Notice (as defined in Condition 7.1) has been delivered with respect to such Note;

(c)	after a Change of Control Put Exercise Notice (as defined in Condition 9.3) has been delivered with respect to such Note;

(d)	after an Early Redemption Notice (as defined in Condition 9.2) or notice of a Drag Along Exercise (as defined in Condition 9.4) has been validly given to the Noteholders, the Note Trustee and the Principal Agent; and

(e)	during the period of seven days ending on (and including) any Interest Record Date (as defined in Condition 8.1).

Each such period is referred herein as a “Closed Period”.

3.6	Transfer Restrictions

(a)	No holder of the Notes may transfer any Note or any part thereof to any competitor of the Issuer engaged in the Business in the PRC; provided that the holders of Notes may transfer Notes to one or more financial institutions or investment companies that invest in but do not control such competitors.

(b)	No holder of the Notes may transfer any Note or any part thereof (i) to any Person other than a “qualified institutional buyer” (as defined in Rule 144A under the United States Securities Act of 1933, as amended) or (ii) except in accordance with Rule 903 or 904 of the Regulation S under the United States Securities Act of 1933, as amended.

(c)	No holder of the Notes may transfer any Note or any part thereof to any Person except in compliance with the laws and regulation and stock exchange rules of all relevant jurisdictions (including the PRC and the jurisdiction where the Stock Exchange is located).

(d)	None of the Note Trustee and the Agents is required to monitor the transfer of Notes under Condition 3.6.

3.7	Regulations

All transfers of Notes and entries on the Register will be made subject to the detailed regulations concerning transfer of Notes scheduled to the Note Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Note Trustee and the Registrar. A copy of the regulations from time to time in force will be mailed (at the expense of the Issuer but free of charge to the holder) by the Registrar to any Noteholder upon written request.

4.	Security and Covenants

4.1	Security

4.1.1	The payment obligations and the performance of all of the obligations of the Issuer under the Notes, the Warrants and the Issue Documents to which it is a party are secured rateably and on a pari passu basis by the security interests pursuant to the first priority share mortgage (the “Share Mortgage”) entered into between IHL (as defined in Condition 4.13) (as mortgagor) and the Security Trustee in relation to 15.00 per cent. of the issued share capital of the Issuer. The Share Mortgage is governed by the laws of the Cayman Islands. The Share Mortgage, together with any additional security which may be granted pursuant to this Condition and Condition 4.2, are together referred to as the “Security”.

4.1.2	In the event of any non-payment of any sum due and payable under the Notes or the non-performance of any of the Issuer’s obligations under the Notes or if there has been an Event of Default or in any other event where the Security becomes enforceable, the Security Trustee may, in accordance with the provisions of the Note Trust Deed and the Security, enforce the Security (including, without limitation, by taking possession or disposing of or realising the shares of the Issuer in addition to, or in lieu of taking such other action as may be permitted against the Issuer). The Security Trustee shall not be bound to take any such proceedings or action, unless it is indemnified and/or receives security to its satisfaction.

The Security Trustee is the security trustee in respect of the Security, holding such Security for the benefit of the holders of the Notes and holders of the Warrants on a pari passu basis. The sharing arrangement in respect of the Security between the holders of the Notes and the holders of the Warrants is set out in the Share Mortgage. Under the terms of the Share Mortgage, any enforcement of the Security by the Security Trustee or the holders of the Notes will automatically result in enforcement of the Security on behalf of holders of the Warrants, on a pari passu basis. After the enforcement of the Security, the proceeds will be applied and paid to the holders of the Warrants and to the holders of the Notes in accordance with the provisions of the Note Trust Deed and the Share Mortgage.

4.1.3	Save as provided under Condition 4.1.1, the Security shall be discharged as soon as reasonably practicable upon the earlier of:

(a)	the IPO Closing Date; and

(b)	the date on which (i) all of the Notes have been redeemed or converted in full, (ii) all of the Warrants have been exercised in full, and (iii) the Issuer and all outstanding obligations of the Controlling Shareholders under the Notes, the Warrants and the Issue Documents have been fully discharged.

The Issuer shall promptly notify the Note Trustee in writing of any discharge pursuant to this Condition 4.1.3.

4.1.4	In the event that no IPO has occurred and there are no Notes outstanding, for as long as any Warrant remains unexercised (as defined in terms and conditions of the Warrants), the Security shall, in accordance with the terms of the Share Mortgage, be partially released to the extent that the security interests under the Share Mortgage is reduced to 3.00 per cent. of the issued share capital of the Issuer.

4.2	Negative Pledge

For so long as any Note remains outstanding (as defined in the Note Trust Deed) and, save in each case for the Security, each Subsidiary and the Issuer will not create or permit to subsist, and will procure that none of its Subsidiaries creates or permits to subsist, any mortgage, charge, pledge, lien or other form of encumbrance or security interest (“Further Security”) (other than Permitted Further Security (as defined in Condition 4.13)) upon the whole or any part of its undertaking, properties, assets or revenues, present or future (“Assets”), to secure any Indebtedness (as defined in Condition 4.13) or to secure any guarantee of or indemnity in respect of any Indebtedness or to provide any guarantee or indemnity in respect of any Indebtedness unless, at the same time or prior thereto, the Issuer’s obligations under the Notes are secured (in addition to the Security) at least equally and rateably by the same Further Security.

4.3	Indebtedness

For so long as any Note remains outstanding and prior to the IPO Closing Date, the Issuer will not, and will not permit any of its Subsidiaries, to contract, create, incur, assume, guarantee, suffer to exist, or in any other manner become directly or indirectly liable for the payment of, any Indebtedness, save:

(i)	for Indebtedness incurred pursuant to the Notes and the Warrants;

(ii)	only with respect to the Issuer, for any Additional Funding (as defined in Condition 4.13) provided that the Debt to EBITDA Ratio (as defined in Condition 4.13) for the most recent Relevant Period is less than or equal to 4.5;

(iii)	for Indebtedness of the Issuer or any of its Subsidiaries outstanding on the Issue which has been disclosed in the Subscription Agreement;

(iv)	in the ordinary course of the Issuer’s Business; and

(v)	as approved by an Extraordinary Resolution of me Noteholders.

4.4	Limitation on Restricted Payments

For so long as any Note remains outstanding, the Issuer will not, and the Issuer will not permit any Subsidiary of the Issuer to pay any Dividends or, make, directly or indirectly, a Restricted Payment, except for:

(i)	any Dividends payable to the Issuer by Chengdu WFOE or Xi’an WFOE;

(ii)	any Dividends payable by the Subsidiaries of Sichuan Opco to Sichuan Opco; or

(iii)	any payments to be made to Chengdu WFOE by any of Sichuan Opco, Subsidiaries of Sichuan Opco and shareholders of Sichuan Opco in connection with the Material Contracts (as defined in Condition 4.13).

4.5	Limitation on Sales of Assets

For so long as any Note remains outstanding, the Issuer shall not, and the Issuer shall not permit any of its Subsidiaries to, consummate, directly or indirectly, any Asset Disposition unless:

(i)	immediately after giving effect to any such Asset Disposition, no Event of Default shall have occurred or be continuing or is reasonably likely to result therefrom;

(ii)	the consideration received by the Issuer or such Subsidiary, as the case may be, is at least equal to the fair market value of the assets sold or disposed of; provided that (x) if the price of such assets exceeds US$1,000,000 (or the RMB Equivalent thereof), such sale will require the approval by a majority of the members of the board of directors of the Issue, and (y) if the price of such assets exceeds US$3,000,000 (or the RMB Equivalent thereof), such sale will require a fairness opinion from an independent investment bank of international repute; and

(iii)	if the Issuer incurred at least US$1.00 of Indebtedness after giving pro forma effect to such Asset Disposition and following such incurrence, the then Debt to EBITDA Ratio would be equal to or greater than 4.5.

4.6	Limitation on Restrictions on Distributions from Subsidiaries

4.6.1	For so long as any Note remains outstanding, except as provided in Condition 4.6.2, the Issuer will not, and the Issuer will not permit any Subsidiary of the Issuer to, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any member of the Group to (a) pay Dividends or make any other distributions on its Capital Stock to the Issuer or a Subsidiary of the Issuer or pay any Indebtedness owed to the Issuer or any Subsidiary of the Issuer, (b) make any loans or advances to the Issuer or any Subsidiary of the Issuer or (c) transfer any of its property or assets to the Issuer or any Subsidiary of the Issuer.

4.6.2	The provisions of Condition 4.6.1 above do not apply to any encumbrances or restrictions:

(i)	existing in any Issue Document or the Carlyle Investment Agreements;

(ii)	existing under or by reason of applicable law;

(iii)	existing with respect to any person or the property or assets of such person acquired by the Issuer or any if its Subsidiaries, existing at the time of such acquisition and not incurred in contemplation thereof, and any extensions, refinancings, renewals or replacements thereof;

(iv)	that are agreed to in the ordinary course of business and, that (A) restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license, (B) exist by virtue of any Further Security on, or agreement to transfer, option or similar right with respect to any property or assets of the Issuer or any of its Subsidiaries not otherwise prohibited by the Notes, or (C) do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any of its Subsidiaries in any manner material to the Issuer and its Subsidiaries, taken as a whole; or

(v)	that are set out in the terms of the documents entered into pursuant to the Additional Funding, and are no more onerous in the aggregate to the Issuer than these Conditions, the terms and conditions of the Warrants and the terms set out in the Note Trust Deed, the Warrant Trust Deed and other Issue Documents, taken as a whole.

4.7	Consolidation, Amalgamation and Merger

For so long as any Note remains outstanding, none of the Issuer or any of its Subsidiaries will consolidate with, merge or amalgamate into or transfer all or substantially all the Assets of the Issuer and its Subsidiaries, computed on a consolidated basis, to any corporation or convey or transfer all or substantially all the Assets of the Issuer and its Subsidiaries, computed on a consolidated basis, to any Person (the consummation of any such event, a “Merger”), unless:

(i)	the business of such corporation or Person referred to in the foregoing paragraph is materially similar to the Issuer’s Business (as defined in Condition 4.13);

(ii)	the corporation formed by such Merger or the Person (as defined in Condition 4.13) that acquired such properties and assets shall expressly assume, by a supplemental trust deed, all obligations of the Issuer or, as applicable, such Subsidiary under the Notes and the Note Trust Deed and the performance of every covenant and agreement applicable to it contained therein;

(iii)	immediately after giving effect to any such Merger, no Event of Default shall have occurred or be continuing or may result therefrom; and

(iv)	the corporation formed by such Merger, or the Person that acquired such properties and assets, shall expressly agree to indemnify each Noteholder and the Note Trustee to its satisfaction against any tax, assessment or governmental charge payable by withholding or deduction thereafter imposed on such holder solely as a consequence of such Merger with respect to the payment of principal, interest and premium on the Notes, provided that this Condition 4.7 shall not apply to any sale that the Issuer or any of its Subsidiaries is obligated to make pursuant to the exercise by the Series A Holders (as defined in the Carlyle Rights Agreement) of the drag-along rights pursuant to section 4.6 of the Carlyle Rights Agreement.

4.8	Issue, repurchase and sale of equity securities

For as long as any Note remains outstanding, the Issuer will not, and the Issuer will not permit any of its Subsidiaries to, issue, sell or repurchase any shares, equity securities of any member of the Group convertible into or exchangeable for Shares, equity securities or Capital Stock other than:

(i)	any issuance of equity securities in connection with an Additional Funding;

(ii)	an issue of equity securities to one or more Strategic Investors;

(iii)	pursuant to the conversion of the Series A Preferred Shares or the Notes or the exercise of the Warrants;

(iv)	any issuance or repurchase of equity securities pursuant to an Employee Share Option Scheme adopted by the board of directors of the Issuer;

(v)	any issuance of equity securities by a Subsidiary of the Issuer to the Issuer or to another Subsidiary of the Issuer;

(vi)	any sale of equity securities permitted by Condition 4.5 or Condition 4.7 or in connection with an IPO; or

(vii)	any other issuance or sale that is approved by an Extraordinary Resolution of the Noteholders.

The Issuer will not, and the Issuer will not permit any of its Subsidiaries to, enter into any transaction which has an analogous effect to the transactions described in this Condition.

4.9	Provision of Financial Statements and Reports

For as long as any Note remains outstanding:

4.9.1	Prior to an IPO, the Issuer will provide to the Note Trustee and the Noteholders (i) the consolidated annual accounts of the Group audited by the Auditors in accordance with GAAP within 90 days from the end of each financial year and (ii) the unaudited unreviewed management accounts of the Group for each of the first three quarters of each financial year within 45 days from the end of such quarter, and will promptly notify the Note Trustee in writing as soon as practicable but in no event later than 10 days after becoming aware of the same if any event occurs or condition exists that is likely to materially adversely affect its financial condition, cash flow or results of operations, including without limitation any Event of Default or potential Event of Default.

4.9.2	Subject to the requirements of applicable laws and regulations and the rules of the Stock Exchange, the Issuer shall provide to the Note Trustee and furnish to the holders of the Notes (in accordance with Condition 16), (i) within five days of the Conversion Right Commencement Date (as defined in Condition 7.1.1) a notice setting out the proposed minimum float of the Qualified Public Offering (as defined in the Carlyle Rights Agreement) and comparative price ranges of similar companies whose shares are listed on the proposed Stock Exchange (the “Price Range Information”), and (ii) as soon as they are available for filing with the Stock Exchange or Regulatory Authority (as the case may be), but in any event not more than three calendar days after they are filed with the Stock Exchange or Regulatory Authority (as the case may be), true and correct copies of any registration statements (including its initial and final filings), prospectuses, filings or other reports filed with such Stock Exchange or Regulatory Authority in connection with the IPO. The Price Range Information may not be relied upon by the Noteholders as an indication of the price per Share offered to the public under the IPO.

4.9.3	Subject to the requirements of applicable laws and regulations and the rules of the Stock Exchange, the Issuer will at all times prior to the Maturity Date deliver by mail to the Note Trustee and give notice to the Noteholders in accordance with Condition 16 all information provided to holders of its Shares (including but not limited to details of material contracts, acquisitions or disposals of assets and project progress updates).

4.9.4	The Issuer will provide to the Note Trustee a certificate duly signed by its Chairman or Chief Executive Officer (or the equivalent) and its Chief Financial Officer (or the equivalent) dated the date of the delivery confirming (if true) its due compliance with these Conditions during the first 15 days of March, June, September and December of each year.

4.10	Limitation on line of Business

For as long as any Note remains outstanding and prior to an IPO, the Issuer shall not, and the Issuer shall not permit any Subsidiary, to, carry on any business activity other than the Business, provided that the Issuer and its Subsidiaries may own Capital Stock of a Person that is engaged in a business other than the Business.

4.11	Restriction on Amending Constitution Documents

For as long as any Note remains outstanding and prior to an IPO, the Issuer will ensure that none of the memorandum of association, articles of association and bylaws of the Issuer or its Subsidiaries is amended, repealed or altered without the prior written consent of the Note Trustee (acting on the instructions of the Noteholders) if such amendments, repeals or alterations have an adverse impact on (i) the Security, (ii) the value thereof, (iii) the ability of the Note Secured Parties to release the Security or (iv) or the rights of the Noteholders.

4.12	Transactions with Affiliates

For as long as any Note remains outstanding and prior to an IPO and prior to the Closing Date, the Issuer will not, and will procure that its Subsidiaries will not, maintain or enter into any transaction with any of its Affiliates, which is not a constituent member of the Group, unless under terms that are fair and reasonable and no less favourable to the Issuer or any of its Subsidiaries, as the case may be, than those which would have been obtained at a comparable arm’s length transaction by the Issuer or the relevant Subsidiary with a Person that is not its Affiliate provided, that, any such transaction that has a value of more than (i) US$1,000,000 (or the RMB Equivalent thereof) will require the approval by a majority of the disinterested members of the Board of Directors of the Issuer, and (ii) US$3,000,000 will require a fairness opinion from an independent investment bank of international repute. Within 10 PRC Business Days (as defined in Condition 4.13) of such transaction, the Issuer will give notice to the Note Trustee and the Noteholders, which notice shall include a certified copy of the board resolution of the Issuer as described in sub-clause (i) and the fairness opinion as described in sub-clause (ii), as the case may be.

Mr. He Ji Lun has undertaken in the Deed of Non-Competition that he will cause and procure that each of his Affiliates which is not a member of the Group will, amongst other things, (i) not engage in any business that competes or is likely to compete, either directly or indirectly, with the Group’s business as currently conducted from time to time, and (ii) observe and comply with the conditions set out in Condition 4 and Condition 7 and Conditions 3 and 5 of the terms and conditions of the Warrants. Mr He. Ji Lun has also undertaken that he will cause and procure that each of the directors (designated by himself), executive officers and senior managers of the Group to enter into deeds of non-competition similar to the Deed of Non-Competition.

4.13	Certain Definitions

For the purpose of these Conditions:

“Additional Funding” means the proposed funding of up to US$30,000,000 to be raised by the Issuer directly prior to the IPO:

(a)	by the borrowing of one or more loans which are subordinated in right of payment to the Notes or the issuance by the Issuer of (x) any bonds, debentures, notes and other debt securities which represent present or future indebtedness which are subordinated in right of payment to the Notes or (y) any equity securities (other than Shares to be issued upon the conversion or redemption of Notes or Shares to be issued for the purposes of paying interest on the Notes), Capital Stock and any securities convertible into or exchangeable for Shares, equity securities or Capital Stock; and

(b)	on such terms that are no more onerous in the aggregate to the Issuer than these Conditions, the terms and conditions of the Warrants and the terms set out in the Note Trust Deed, the Warrant Trust Deed and other Issue Documents, taken as a whole.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

“Asset Disposition” means any sale, lease, transfer or other disposition (by way of merger, consolidation, sale and leaseback transaction or similar transaction) in one transaction or a series of related transactions by the Issuer or any Subsidiary of the Issuer, of any of its property or assets (including Capital Stock) to any Person other than the Issuer or any of its Subsidiaries; provided that “Asset Disposition” shall not include:

(a)	sales, lease, transfer or other dispositions of inventory, receivables and other current assets in the ordinary course of business;

(b)	sales, lease, transfers or other dispositions of assets with a fair market value not in excess of US$500,000 (or the RMB Equivalent thereof) in any transaction or series of related transactions;

(c)	any sale, transfer or other disposition of any property, or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Issuer or its Subsidiaries;

(d)	any, transfer, assignment or other disposition deemed to occur in connection with creating or granting any Permitted Further Security; or

(e)	the sale or transfer of Capital Stock of the Issuer in a Drag-Along Sale (as defined in the Carlyle Rights Agreement).

“Assignment of Rights” means an assignment of rights dated the Issue Date and entered into between Mr. He Ji Lun as assignor and Xi’an WFOE as assignee whereby Mr. He Ji Lun shall assign his rights to receive principal and interests under the Sichuan Shareholder Loan Agreement to Xi’an WFOE.

“Auditors” means the auditors for the time being of the Issuer or, in the event of their being unable or unwilling to carry out any action requested of them pursuant to the terms of the Notes or the Note Trust Deed, such other firm of certified accountants of internationally recognised standing selected by the Issuer and includes any of the any of Deloitte, Ernst & Young, KPMG and PricewaterhouseCoopers and their respective successors.

“Business” means the engagement in the advertising business in the PRC including, but not limited to, any business that involves billboards, light boxes or neon lighting, furniture and similar displays and activities incidental to any of the foregoing activities.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Carlyle Group” means Carlyle Asia Growth Partners III, L.P. and CAGP III Co-Investment, L.P.

“Carlyle Investment Agreements” means the Carlyle Subscription Agreement and the Carlyle Rights Agreement.

“Carlyle Rights Agreement” means the rights agreement among the Carlyle Group, the Issuer and certain other persons party thereto dated as of 1 November 2006.

“Carlyle Subscription Agreement” means the share subscription agreement among the Carlyle Group, the Issuer and certain other persons party thereto dated as of 1 November 2006.

“Chengdu WFOE” means Chengdu Time Share Technology Information Co., Ltd., a company organised under the laws of the PRC.

“Consolidated EBITDA” means, for the Relevant Period, the consolidated operating profits of the Group for the Relevant Period before taxation:

(a)	before deducting any Consolidated Finance Charges;

(b)	before taking into account any items treated as exceptional or extraordinary items;

(c)	before deducting any amount attributable to amortisation of goodwill or depreciation of tangible assets; and

(d)	before deducting any income taxes,

in each case, to the extent deducted or taken into account, as the case may be, for the purposes of determining the profits of the Group from ordinary activities before taxation.

“Consolidated Finance Charges” means, for any Relevant Period, the aggregate amount of interest, commission, fees, discounts, prepayment penalties or premiums and other finance payments in respect of Debt whether accrued, paid or payable and whether or not capitalised by any member of the Group in respect of that Relevant Period:

(a)	excluding any such obligations owed to any other member of the Group;

(b)	including the interest element of leasing and hire purchase payments;

(c)	including any amounts paid, payable or accrued by any member of the Group to counterparties under any interest rate hedging instrument; and

(d)	deducting any amounts paid, payable or accrued by counterparties to any member of the Group under any interest rate hedging instrument,

“control” means the ownership or control of more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of a company or business entity.

“Controlling Shareholders” means (i) Mr. He Ji Lun; and (ii) any Person controlled by Mr. He Ji Lun and through which Mr. He Ji Lun holds a beneficial interest in the Issuer including, without limitation, IHL, DW and LZL.

“Debt” means, at any time, any indebtedness for or in respect of:

(a)	money borrowed;

(b)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or similar instruments,

but not including:

(x)	payables arising from the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer held by any Person in connection with any merger or consolidation; and

(y)	payables arising from any accounts payables.

“Debt to EBITDA Ratio” means the ratio of (1) the aggregate amount of Debt owed by the Issuer and its Subsidiaries (without duplication) outstanding on the last day of the Relevant Period to (2) the product of (x) Consolidated EBITDA for the Relevant Period divided by nine and (y) twelve.

“Deed of Non-Competition” means the deed of non-competition dated the Issue Date executed by Mr. He Ji Lun.

“Deed of Undertaking” means the deed of undertaking dated the Issue Date and entered into between the Controlling Shareholders, the Carlyle Group, the Issuer, Xi’an WFOE, Chengdu WFOE, the Note Trustee and the Investor.

“Dividend” means any dividend or distribution, whether of cash, assets or other property, and whenever paid or made and however described (and for these purposes a distribution of assets includes, without limitation, an issue of Shares or other securities credited as fully or partly paid-up).

“DW” means Double Win Holdings Limited, a company incorporated under the laws of the British Virgin Islands.

“Employee Share Option Scheme” means any share option, share appreciation, share purchase, phantom share or other equity-based plan, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee, officer, director or consultant or former employee, officer, director or consultant of the Issuer or an Affiliate thereof or the beneficiaries or dependents of any such employee or former employee, officer, director or consultant.

“GAAP” means the generally accepted accounting principles in the United States of America which are in effect from time to time.

“Group” means the Issuer and each of its Subsidiaries from time to time. For the avoidance of doubt, “Group” shall include Sichuan Opco and its Subsidiaries from time to time.

“IHL” means Insighting Holdings Limited, a company incorporated under the laws of the British Virgin Islands.

“Indebtedness” means any indebtedness of any Person for money borrowed or raised including (without limitation) any indebtedness for or in respect of:

(i)	amounts raised by acceptance under any acceptance credit facility;

(ii)	amounts raised under any note purchase facility;

(iii)	the amount of any interest bearing liability in respect of leases or hire purchase contracts which would, in accordance with applicable law and generally accepted accounting principles, be treated as finance or capital leases;

(iv)	the amount of any interest bearing liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of 120 days; and

(v)	amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing,

but not including:

(a)	payables arising from the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer held by any Person in connection with any merger or consolidation; and

(b)	payables arising from any accounts payables.

“Investment” in any Person means any direct or indirect advance, loan or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person; provided that endorsements of negotiable instruments and documents in the ordinary course of business shall not be deemed to be an Investment. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value (as determined by an independent investment bank of international repute, selected by the Issuer and approved in writing by the Note Trustee) at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Documents” means the Subscription Agreement, the Note Trust Deed, the Warrant Trust Deed, the Note Agency Agreement, the Warrant Agency Agreement, the Deed of Non-Competition, the Deed of Undertaking, the Rights Agreement, the Xi’an Loan Agreement, the Sichuan Shareholder Loan Agreement and the Security Documents.

“LZL” means Lucky Zone Limited, a company incorporated under the laws of the British Virgin Islands.

“Material Contracts” means the following agreements as may be amended, modified and supplemented from time to time:

(a)	a technology consulting service agreement entered into between Chengdu WFOE and Sichuan Opco dated 10 November 2006;

(b)	a business cooperation agreement entered into between Chengdu WFOE and the shareholders of Sichuan Opco dated 10 November 2006;

(c)	a domain name and trademark licensing agreement entered into between Chengdu WFOE and Sichuan Opco dated 10 November 2006;

(d)	a loan and equity pledge agreement between Chengdu WFOE and the shareholders of Sichuan Opco dated 10 November 2006; and

(e)	an option agreement entered into between the shareholders of Sichuan Opco and Chengdu WFOE dated 10 November 2006.

“Memorandum and Articles” means the Amended and Restated Memorandum and Articles of Association of the Issuer existing on the date hereof, as the same may be amended from time to time.

“Mr. He Ji Lun” means He Ji Lun , (ID No. 510 132 1972 0220 0077), a national of the PRC.

“Investor” means Blue Ridge Investments, LLC as initial subscriber of the Notes and the Warrants.

“Note Documents” means me Subscription Agreement, the Note Trust Deed, the Note Agency Agreement, the Deed of Non-Competition, the Deed of Undertaking, the Rights Agreement, the Xi’an Loan Agreement, the Sichuan Shareholder Loan Agreement and the Security Documents.

“Subscription Agreement” means the subscription agreement dated 18 December 2007 relating to the issue and subscription of the Notes and the Warrants.

“Permitted Further Security” means:

(1)	Further Security for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal or administrative proceedings;

(2)	statutory and common law Further Security of landlords and carriers, warehousemen, mechanics, suppliers, repairmen or other similar Further Security arising in the ordinary course of business;

(3)	Further Security incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business;

(4)	Further Security encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or its Subsidiaries relating to such property or assets and not extending to any other property or assets;

(5)	any interest or title of a lessor in the property subject to any operating lease;

(6)	Further Security in favor of the Issuer or any of its wholly-owned Subsidiaries; and

(7)	Further Security arising from the rendering of a final judgment or order against the Issuer or any of its Subsidiaries that does not give rise to an Event of Default.

“Permitted Investment” means:

(1)	any Investment in the Issuer or a Subsidiary of the Issuer or a Person which will, upon the making of such Investment, become a Subsidiary of the Issuer or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Issuer or a Subsidiary of the Issuer;

(2)	time deposit accounts, certificates of deposit and money market deposits with a bank or trust company organized under the laws of the PRC;

(3)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4)	stock, obligations or securities received in satisfaction of judgments;

(5)	receivables owing to the Issuer or any of its Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(6)	any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets made in compliance with Condition 4.5; and

(7)	pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Further Security”.

“Person” means any individual, company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, government or any agency or political subdivision thereof or any other entity.

“PRC” means the People’s Republic of China, excluding for purposes of the Notes only, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“PRC Business Day” shall mean a day other than a Saturday or Sunday on which banks are open for business in the PRC.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Regulatory Authority” means the U.S. Securities and Exchange Commission or such other relevant securities regulatory with respect to the applicable Stock Exchange.

“Relevant Period” means, with respect to the incurrence of any Indebtedness, a period of nine months ending on the last day of the second to last full calendar month immediately prior to the incurrence of such Indebtedness.

“Restricted Payment” with respect to any Person means (i) the declaration or payment of any Dividend or making of any distribution on or with respect to the Capital Stock of the Issuer and its Subsidiaries (other than dividends or distributions payable solely in shares of Capital Stock of the Issuer or its Subsidiaries) held by Person other than the Issuer or any Subsidiary of the Issuer, (ii) making of any Investment in any Person, other than Permitted Investments, or (iii) the purchase’ repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any subordinated obligations (which is subordinate or junior in right of payment to the Notes or the Guarantee) of such Person.

“Rights Agreement” means the rights agreement to be dated 19 December 2007 between, inter alia, the Issuer, each Controlling Shareholder, the Carlyle Group, and the Investor.

“RMB” means the lawful currency of the PRC.

“RMB Equivalent” means, with respect to any monetary amount in a currency other than RMB, at any time for the determination thereof, the amount of RMB obtained by converting such foreign currency involved in such computation into RMB at the base rate for the purchase of RMB with the applicable foreign currency as quoted by The People’s Bank of China on the date of determination.

“Second Priority Sichuan Equity Pledge” means a second priority equity pledge of the shares of Sichuan Opco dated on or about the Issue Date and entered into, amongst others, Xi’an WFOE as pledgee and the shareholders of Sichuan Opco as pledgors.

“Security Documents” means the Share Mortgage, the Assignment of Rights, the Second Priority Sichuan Equity Pledge and the Subsidiaries Equity Pledge.

“Series A Preferred Shares” means the Series A preferential shares, par value US$0.0001 per share, of the Issuer.

“Sichuan Opco” means Sichuan Time Share Advertising & Communication Co., Ltd.

“Subsidiaries Equity Pledge” means an equity pledge of the shares of (i) Beijing Time Share Advertising & Communication Co., Ltd., (ii) Chengdu Dayu Weiye Advertising Co., Ltd., (iii) Hubei Time Share Advertising & Communication Co. Ltd. and (iv) Xi’an Time Share Advertising & Communication Co. Ltd., dated on or about the Issue Date and entered into between Xi’an WFOE as pledgee and the Sichuan Opco as pledgor.

“Stock Exchange” means the National Association of Securities Dealers Automated Quotations (NASDAQ), New York Stock Exchange, the London Stock Exchange, the Singapore Stock Exchange or the Hong Kong Stock Exchange or their respective successors, or such other stock exchange approved by the shareholders of the Issuer and notified in writing to the Note Trustee.

“Strategic Investor” means an investor who supplies the Issuer with know-how, technology, management skills, marketing techniques, intellectual property and/or clientele.

“Subsidiary” means:

(A)

in relation to any Person, (i) any company or business entity of which that Person owns or controls (either directly or through one or more other subsidiaries) more man 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity, (ii) any company or business entity of which that Person owns or controls (either directly or through one or more other subsidiaries) not more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity but effectively controls (either directly or through one or more other subsidiaries) the management or the direction of business operations of such company or business entity, and (iii) any company or business entity which at any time has its accounts consolidated with those of that Person or which, under PRC, United States, Hong Kong, Cayman Islands or any other applicable law, regulations or International Financial Reporting Standards or such other applicable generally accepted accounting principles from time to time, should have its accounts consolidated with those of that Person; and

(B)	Sichuan Opco and its subsidiaries from time to time shall be deemed Subsidiaries of the Issuer.

“Warrant Agency Agreement” means the paying and transfer agency agreement (as amended or supplemented from time to time) dated the Issue Date relating to the Warrants.

“Warrant Trust Deed” means the trust deed (as amended or supplemented from time to time) dated the Issue Date constituting the Warrants.

“Xi’an Documents” means the Xi’an Loan Agreement, the Sichuan Shareholder Loan Agreement, the Assignment of Rights, the Second Priority Sichuan Equity Pledge and the Subsidiaries Equity Pledge.

“Xi’an WFOE” means Xian Time Share Technology Information Co., Ltd., a company organised under the laws of the PRC.

5.	Interest

5.1	Interest

5.1.1	The Notes will bear interests from and including the Issue Date up to but excluding 19 September 2010 (the “Maturity Date”) at the rate of 5.00 per cent. per annum (the “Interest Rate”), payable annually in arrear on each anniversary of the Issue Date (including the Maturity Date) (each an “Interest Payment Date”) in accordance with Condition 8.

Each Note will cease to bear interest:

(A)	when such Note has been fully repaid, purchased and cancelled, redeemed or converted in accordance with these Conditions;

(B)	on the date for redemption with respect to such Note; and

(C)	with respect to the conversion of any Note in accordance with the provisions of Condition 7.1, 30 days preceding the relevant Conversion Date (as defined in Condition 7.1) in respect of such Notes in respect of which the Conversion Right has been exercised.

5.1.2	Notwithstanding the foregoing, if a Note is due for redemption or repayment and upon due presentation, payment of the outstanding principal of the Note and Early Redemption Amount (as defined in Condition 9.7) thereon is withheld or refused or default is otherwise made in respect of any such payment, interest will continue to accrue at the Default Interest Rate (as defined in Condition 5.2), both after as well as before any judgment, up to but excluding the date on which payment in full of the outstanding principal of the Note and Early Redemption Amount thereon is made.

5.1.3	Subject to Condition 5.2, interest on the Notes will be calculated on the basis of a 365-day year and the actual number of days elapsed.

5.2	Default Interest

If the Issuer fails to pay any sum in respect of the Notes when the same becomes due and payable under these Conditions, interest shall accrue on the overdue sum at the rate of 4 per cent. per annum over and above the Interest Rate (the “Default Interest Rate”) from the due date. Such interest (collectively, “Default Interest”) shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a 365-day year until actually paid.

6.	Initial Public Offering

The Issuer shall use its best endeavours to effect an IPO with an IPO Closing Date which is on or before 31 December 2008. If the Stock Exchange on which the IPO Securities are to be listed is the New York Stock Exchange, the NASDAQ or any other Stock Exchange situated in the United States or governed by United States securities laws, the Noteholders shall have the benefit of registration rights in respect of a listing of such nature on the terms set out in the Rights Agreement.

6.1	Certain Definitions

For the purpose of these Conditions,

“Closing Price” means for the Shares for any Trading Day the average closing market price quoted by the Stock Exchange for such Trading Day.

“IPO Closing Date” or “Listing Date” means, with respect to any IPO, the date on which the IPO has closed and the IPO Securities are listed on the Stock Exchange, with permission granted to deal in the IPO Securities by the Stock Exchange.

“IPO Securities” means Shares subject to one or more offerings or listings that together constitute an IPO within the meaning of this Condition 6.

“Trading Day” means a day when the Stock Exchange is open for dealing or trading business, provided that, if no Closing Price is reported in respect of the relevant Shares on the Stock Exchange for one or more consecutive dealing or trading days, such day or days will be disregarded in any relevant calculation and shall be deemed not to have existed when ascertaining any period of dealing or trading days.

6.2	IPO

As used in these Conditions, “IPO” means the first offering or listing of Shares that complies with (A) the rules and regulations of the Stock Exchange; and (B) the following conditions:

(i)	it is a primary offer of IPO Securities to the public for subscription or sale exclusively for cash, accompanied (or preceded) by the grant of listing of, and permission to deal in, the Shares or depository shares or securities representing Shares by the Stock Exchange; and

(ii)	if the listing occurs on a Stock Exchange that is not situated in the United States or governed by United States securities laws, the Issuer shall have obtained in-principle approval from such Stock Exchange to list the Shares into which the Notes are convertible.

6.3	Notice of Intended IPO

If (i) an IPO is approved by the Stock Exchange and such approval has been communicated to the Issuer, and (ii) an IPO is proposed to be effected, to the extent permitted by applicable laws, the Issuer will, no later than two business days after becoming aware of the same, notify the Note Trustee and the Noteholders of the intended offer to the public and listing of the Shares (“Notice of Intended IPO”).

6.4	Rights Agreement

The Issuer has agreed under the Rights Agreement to grant holders of Shares (issued or issuable upon conversion of the Notes or exercise of the Warrants), for so long as such holder hold no less than at least 20 per cent of the total number of Shares (issued or issuable upon conversion of the Notes or exercise of the Warrants) as of the Issue Date, certain rights to any potential public offering of the Shares in the United States and reasonably equivalent or analogous rights with respect to any other offering of the Shares in any other jurisdiction in which the Issuer undertakes to publicly offer or list such securities for trading on a recognised securities exchange.

7.	Conversion

7.1	Conversion Right

7.1.1	Conversion Period: Subject as hereinafter provided, Noteholders have the right to convert their Notes into Shares at any time during the Conversion Period referred to below.

The right of a Noteholder to convert any Note into Shares is the “Conversion Right”. Subject to and upon compliance with the provisions of this Condition 7, the Conversion Right attaching to any Note may be exercised, at the option of the holder thereof, at any time within 30 days of the Conversion Right Commencement Date but in any case no later than the close of business (at the place where the Certificate evidencing such Note is deposited for conversion) on the date which is seven calendar days prior to the Proposed Public Filing Date (but, except as provided in Condition 7.1.5, in no event thereafter) (the “Conversion Period”).

In these Conditions:

“Conversion Right Commencement Date” means the date on which an initial confidential filing of the prospectus or registration statement with the relevant securities regulator in relation to the IPO is made. Such date shall be notified by the Issuer to the Note Trustee no later than the day immediately following the Conversion Right Commencement Date.

“Proposed Public Filing Date” means the date on which the prospectus in relation to the IPO is proposed to be publicly filed and registered with the relevant securities regulator in relation to the IPO.

7.1.2	Number of Shares issuable on Conversion: The number of Shares to be issued on conversion of a Note will be determined by dividing the principal amount of the Note to be converted by the Conversion Price (as defined in Condition 7.1.4). A Conversion Right may only be exercised in respect of one or more Notes. If more than one Note held by the same holder is converted at any one time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Notes to be converted.

7.1.3	Fractions of Shares: No fractions of a Share will be issued on conversion; provided that if more than one Note is converted at the same time by the same Noteholder then, for the purpose of determining the number of Shares issuable upon the conversion of such Notes and whether any (and if so what) fraction of a Share arises, the aggregate principal amount of such Notes will be aggregated.

7.1.4	Conversion Price: The price per share at which Shares will be issued upon conversion (the “Conversion Price”) will be 100 per cent. of the price per Share at which Shares are issued and/or offered to the public under the IPO.

7.1.5

Revival and/or Survival after Default: Notwithstanding the provisions of Condition 7.1.1, if (a) any Note has become due and payable prior to the Maturity Date by reason of the occurrence of any Event of Default in Condition 11, or (b) any Note that is not converted is not redeemed on the IPO Closing Date in accordance with Condition 9.1, the Conversion Right attaching to such Note will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Note is deposited for conversion) on the date upon which the full amount of the moneys payable in respect of such Note has been duly received by the Principal Agent or the Note Trustee and notice of such receipt has been duly given to the Noteholders and, notwithstanding the provisions of Condition 7.1.1, any Note in respect of which the Certificate and Conversion Notice are deposited for conversion prior to such date shall be converted on the relevant

Conversion Date (as defined in Condition 7.1.6(b)) notwithstanding that the full amount of the moneys payable in respect of such Note shall have been received by the Principal Agent or the Note Trustee before such Conversion Date or that the Conversion Period may have expired before such Conversion Date. The Conversion Right shall neither be revived nor continue to be exercisable in respect of a Note in the event that (i) no IPO has occurred or (ii) the relevant Noteholder has notified the Note Trustee of its acceptance of the full amount of the moneys payable in respect of such Note.

7.1.6	Conversion Notice:

(a)	To exercise the Conversion Right attaching to any Note, the holder thereof must complete, execute and deposit at its own expense during normal business hours at the specified office of any Conversion Agent a notice of conversion (a “Conversion Notice”) in the form (for the time being current) obtainable from the specified office of each Conversion Agent, together with the relevant Certificate and other documents as may be required by the Conversion Agent to determine the due execution of the Conversion Notice.

(b)	The conversion date in respect of a Note (the “Conversion Date”) must fall at a time when the Conversion Right attaching to that Note is expressed in these Conditions to be exercisable (subject to the provisions of Condition 7.1.5 above) and will be deemed to be (i) in the event that an IPO is occurring, the IPO Closing Date, or (ii) in any other situation, the Trading Day immediately following the date of the surrender of the Certificate in respect of such Note and delivery of such Conversion Notice and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Conversion Right. An Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents in writing to such withdrawal.

7.2	Stamp Duty and Taxes

The Issuer and each Subsidiary Guarantor will pay all expenses, including all stamp, issue, registration, securities transaction or other similar taxes or duties (if any) arising on the conversion of the Notes, (the delivery or issue of Shares or the delivery of Certificates therefor on conversion of Note(s) directly to the relevant authorities and all (if any) charges of the Conversion Agent in connection therewith.

7.3	Registration

(a)	The Issuer shall, as soon as practicable, and in any event not later than five Trading Days after the Conversion Date in the case of Notes converted on exercise of the Conversion Right and in respect of which a duly completed Conversion Notice has been delivered and the relevant Certificate deposited as required by Condition 7.1.6(a):

(i)	register the person or persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Shares in the Issuer’s share register; and

(ii)	if the Noteholder has also requested in the Conversion Notice, to the extent permitted by law, take all necessary action to enable the Shares to be delivered through the clearing system of the jurisdiction of the Stock Exchange for so long as the Shares are listed on the Stock Exchange; or will make such certificate or certificates available for collection at the office of the Issuer’s share registrar notified to Noteholders in accordance with Condition 16 (with copy to the Note Trustee and the Conversion Agent) or, if so requested in the relevant Conversion Notice, cause its share registrar to mail (at the risk and expense of the person to whom such certificate or certificates are sent) such certificate or certificates to the person at the place specified in the Conversion Notice, together (in either case) with any other securities, property or cash required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof.

(b)	The Shares to be issued upon conversion shall be deemed to have been issued at the close of banking business on the relevant date such person(s) is/are registered as such in the Issuer’s register of members (the “Registration Date”) and the Issuer will deem the converting Noteholder to have become the holder of record at the close of banking business in the Cayman Islands on the Registration Date of the number of Shares to which the converting Noteholder is entitled upon conversion of the relevant Note(s) (disregarding any fraction of a Share resulting from such conversion, except as mentioned in Condition 7.1.3).

(c)	All Shares issued upon conversion shall be fully-paid and non-assessable and shall, subject to the proviso below, entitle the holders thereof to participate in full in all Dividends and other distributions paid or made on the Shares the record date for which falls on or after the relevant Registration Date.

(d)	If the record date for the payment of any dividend or other distribution in respect of the Shares is on or after the Conversion Date in respect of any Note, but before the Registration Date, the Issuer will pay to the converting Noteholder or its designee an amount (the “Equivalent Amount”) in U.S. dollars equal to the Fair Market Value of any such dividend or distribution to which such converting Noteholder would have been entitled to had it on that record date been such a shareholder of record and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven days thereafter. The Equivalent Amount shall be paid by means of a U.S. dollar cheque drawn on a bank in New York and sent to the address specified in the relevant Conversion Notice.

For the purposes of these Conditions:

“Fair Market Value” means, with respect to any shares, assets, security, option, warrants or other right on any date, the fair market value of that share, asset, security, option, warrant or other right as determined by an independent investment bank of international repute (acting as an expert), selected by the Issuer and notified to the Note Trustee and the Noteholders (in accordance with Condition 16); provided that (i) the fair market value of a cash dividend paid or to be paid per Share shall be the amount of such cash dividend per Share determined as at the date of announcement of such dividend; and (ii) where options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by such investment bank of international repute) the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five Trading Days on the relevant market immediately prior to the date on which the Fair Market Value is to be determined and, if no such period is available, the period of five trading days on the relevant market commencing on the first such trading day such options, warrants or other rights are publicly traded.

7.4	Undertakings

7.4.1	The Issuer undertakes that, for so long as any Note remains outstanding, save with the approval of an Extraordinary Resolution of the Noteholders:

(i)	it will use its best endeavours (a) to obtain an IPO on the Stock Exchange with a IPO Closing Date which is on or before 31 December 2008, (b) in respect of listing on a Stock Exchange not situated in the United States or governed by United States securities laws, to obtain and maintain a listing for all the Shares after an IPO and for all the Shares issued, delivered or transferred pursuant to the exercise of the Conversion Right on the Stock Exchange and will forthwith give notice to Note Trustee (and the Noteholders in accordance with Condition 16) of such IPO and any such listing or delisting of the Shares (as a class) by the Stock Exchange, and (c) in respect of listing on a Stock Exchange situated in the United States or governed by United States securities laws, to provide the Noteholders the benefit of the registration rights in respect of a listing on such Stock Exchange as set out in the Rights Agreement;

(ii)	it will ensure that the Security and the security interest created will thereafter always remain perfected, of first priority and in full force and effect in favour of the Security Trustee for the benefit of the Noteholders and the holders of the Warrants and it will procure that, save in accordance with the Share Mortgage, no other or additional security interest to be created in respect of the Shares subject to the Share Mortgage in favour of any person other than the Security Trustee for the benefit of the Noteholders and the holders of the Warrants;

(iii)	it will not make any reduction of its ordinary share capital or any uncalled liability in respect thereof or of any share premium account or capital redemption reserve fund (except, in each case, as required by law);

(iv)	from the Issue Date to the earlier of the Maturity Date and the Trading Day immediately before the IPO Closing Date, it shall hold (directly, or indirectly through any wholly-owned Subsidiaries) and continue to hold (directly, or indirectly through any wholly-owned Subsidiaries) not less than 100 per cent. of the issued and paid-up capital of Chengdu WFOE and Xi’an WFOE;

(v)	it will, during the process of effecting the IPO, comply with all the rules, regulations and requirements of the relevant Stock Exchange;

(vi)	it will notify the Note Trustee and the Noteholders in writing the date of filing of the initial confidential filing of the prospectus or registration statement with the relevant securities regulator in relation to the IPO, no later than the day immediately following such filing;

(vii)	it will have available, free from any pre-emptive or similar rights, out of its authorised but unissued ordinary share capital the full number of Shares into which the outstanding Notes are convertible on the exercise of the Conversion Right and will ensure that all Shares delivered upon such exercise of the Conversion Right will be duly and validly issued as fully-paid;

(viii)	it will not, by way of action or inaction, allow the Security to be adversely affected and shall take all necessary steps and actions that may be required to perfect the Security;

(ix)	in respect of a listing on a Stock Exchange not located in the United States or governed by the United States securities laws, it will in accordance with the terms of the Rights Agreement and upon request by the Noteholders or the converting Noteholders ensure that the Shares issued, transferred or delivered to the Noteholders upon the exercise of the Conversion Right of the Notes will be offered as part of the IPO and will be freely tradeable on that Stock Exchange, as from the IPO Closing Date;

(x)	in respect of a listing on a Stock Exchange located in the United States or governed by the laws of the United States securities laws, it will in accordance with the terms of the Rights Agreement and upon request by the Noteholders or the converting Noteholders, effect the registration under the United States securities laws of all Shares issued, transferred or delivered to the Noteholders upon the exercise of the Conversion Right of the Notes;

(xi)

it will procure that (a) Chengdu WFOE is a party to the Material Contracts, (b) none of Chengdu WFOE and Sichuan Opco is in breach of any material provision in the Material Contracts, (c) none of the Material Contracts ceases to be legally valid, binding and effective in accordance with its terms, and (d) none of the Material Contracts is amended, supplemented or modified without the prior written consent of the Note Trustee (acting on the instructions of the Noteholders);

(xii)	following the occurrence of a Material Default, the Issuer shall procure the appointments of two directors designated by the Note Trustee (acting in accordance with the instruction of an Extraordinary Resolution of the Noteholders) in accordance with the terms of the Deed of Undertaking; and

(xiii)	it will appoint any of Deloitte, Ernst & Young, KPMG and PricewaterhouseCoopers and their respective successors to be its Auditor.

7.4.2	For the purpose of these Conditions:

“Material Default” means the occurrence of any of the following and is continuing for five PRC Business Days:

(xiv)	an event under Condition 11. 1 (a);

(xv)	an event under Condition 11.1 (b);

(xvi)	an event under Condition 11.1 (d);

(xvii)	an event under Condition 11.l (e);

(xviii)	an event under Condition 11. 1 (g);

(xix)	an event under Condition 11. 1 (n);

(xx)	an event under Condition 11.1 (o); and

(xxi)	failure by the Issuer to perform or comply with one or more of its obligations under Condition 7.4.1(xi).

8.	Payments

8.1	Principal and interest

Payment of principal will be made by transfer to the registered account of the relevant Noteholder or by U.S. dollar cheque drawn on a bank in New York or Hong Kong mailed to the registered address of such Noteholder if it does not have a registered account. Payment of principal will only be made after surrender of the relevant Certificate at the specified office of any Agent.

Interest on Notes will be paid on the due date for the payment of interest to the holder shown on the Register at the close of business on the fifth day before the due date for the payment of interest (the “Interest Record Date”). Payments of interest on each Note will be made by transfer to the registered account of the Noteholder or by United States dollar cheque drawn on a bank in New York or Hong Kong mailed to the registered address of the Noteholder if it does not have a registered account.

8.2	Registered Accounts

For the purpose of this Condition 8, a Noteholder’s registered account means the U.S. dollar account maintained by it or on its behalf with a bank in New York or Hong Kong, details of which shall appear on the Register at the close of business on the fifth business day before the due date for payment, and a Noteholder’s registered address means its address appearing on the Register at that time.

8.3	Fiscal Laws

All payments are subject in all cases to the provisions of Condition 10 and any applicable laws and regulations in the place of payment.

8.4	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a Payment Business Day, for value on the first following day which is a Payment Business Day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (at the risk and expense of the Noteholder), on the due date for payment (or, if it is not a Payment Business Day, the immediately following Payment Business Day) or, in the case of a payment of principal, if later, on the business day on which the relevant Certificate is surrendered at the specified office of an Agent. For the purposes of these Conditions, “Payment Business Day” shall mean a day other than a Saturday or Sunday on which banks are open for business in New York City, Hong Kong and the PRC.

8.5	Delay in Payment

No Noteholder will be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a Payment Business Day, if such Noteholder is late in surrendering its Certificate (if required to do so), or if a cheque mailed in accordance with this Condition 8 arrives after the due date for payment.

9.	Redemption, Purchase and Cancellation

9.1	IPO Redemption and Maturity

9.1.1	Unless previously redeemed, converted or purchased and cancelled as provided herein, the Issuer will redeem each Note at 100 per cent. of its principal amount on the IPO Closing Date together with any accrued and unpaid interest.

9.1.2	In the event that no IPO has occurred by the Maturity Date and unless previously redeemed, converted or purchased and cancelled as provided herein, the Issuer will redeem each Note at 100 per cent. of its principal amount on the Maturity Date together with the Early Redemption Amount and any accrued and unpaid interest and any premium.

9.2	Redemption at the Option of the Issuer

9.2.1	The Issuer may, at its option, at any time, on giving irrevocable written notice in the form provided in Condition 9.2.2 (the “Early Redemption Notice”) to the Noteholders (such notice to be given not less than five business days prior to the date Fixed for the redemption of the Notes (the “Early Redemption Date”)) redeem all or some of the Notes. If the Early Redemption Date falls on a date:

(i)	prior to the first anniversary of the Issue Date, the Notes that the Issuer elects to redeem shall be redeemed at 102 per cent. of their principal amount;

(ii)	from (and including) the first anniversary of the Issue Date to (and excluding) the day falling two years from the Issue Date, the Notes that the Issuer elects to redeem shall be redeemed at 101 per cent. of their principal amount; and

(iii)	from (and including) the second anniversary of the Issue Date to (and excluding) the Maturity Date, the Notes that the Issuer elects to redeem shall be redeemed at 100 per cent. of their principal amount, and in each case together with any Early Redemption Amount and any accrued and unpaid interest and any premium (in each case, the aggregate being an “Optional Redemption Amount”). Upon receipt of the Early Redemption Notice, the Note Trustee will select Notes for redemption pro rata, by lot or by such other method as the Note Trustee shall approve (acting on the instructions of the Noteholders).

As long as the Notes are represented by the Global Certificate and the Global Certificate is held on behalf of Euroclear or Clearstream or a successor clearing system, any selection of Notes for redemption will be effected in accordance with the rules of the relevant clearing systems.

9.2.2	The Issuer shall procure mat the Early Redemption Notice shall be given to the Note Trustee (and the Noteholders in accordance with Condition 16) specifying:

(i)	the Early Redemption Date;

(ii)	the redemption amount (including the Early Redemption Amount and any accrued and unpaid interest and any premium) and any Default Interest;

(iii)	the names and addresses of all Paying Agents; and

(iv)	the procedures that Noteholders must follow and the requirements that Noteholders must satisfy in order to redeem their Notes.

9.2.3	Upon the expiry of the Early Redemption Notice, the Issuer will be bound to redeem the Notes it has elected to redeem at their Optional Redemption Amount on the Early Redemption Date.

9.3	Redemption for Change of Control

9.3.1

Following the occurrence of a Change of Control (as defined in Condition 9.3.5), each Noteholder will have the right (the “Change of Control Put Right”) at such Noteholder’s option, to require the Issuer to redeem in whole but not in part such Noteholder’s Notes on the Change of Control Put Date (as defined below) at a redemption amount equivalent to 100 per cent. of the principal amount of the Notes outstanding plus the Early Redemption Amount and any accrued and unpaid interest and any premium. To exercise such Change of Control Put Right, the holder of the relevant Note must complete, sign and deposit at its own expense during normal business hours at the specified office of any Paying Agent a duly completed and signed notice of redemption, in the form then current, obtainable during normal business hours from the specified office of the Note Trustee or any Paying Agent (a “Change of Control Put Exercise Notice”) together with the Certificate evidencing the Notes to be redeemed by not later than 30 days following a Change of Control, or, if later, 30 days following the date upon which notice thereof is given to the Note Trustee (and the Noteholders in accordance with Condition 16). The “Change of Control Put Date” shall be the 14th day after the expiry of the 30-day period following a Change of Control or following the date upon which notice thereof is given to the Note Trustee (and the Noteholders in accordance with Condition 16) by the Issuer, as the case may be.

9.3.2	A Change of Control Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem the Notes which form the subject of the Change of Control Put Exercise Notice delivered as aforesaid on the Change of Control Put Date.

9.3.3	The Note Trustee shall not be required to take any steps to ascertain whether a Change of Control or any event which could lead to the occurrence of a Change of Control has occurred.

9.3.4	Not later than two days after becoming aware of a Change of Control, the Issuer shall procure that notice shall be given to the Note Trustee (and the Noteholders in accordance with Condition 16) stating:

(i)	the date of such Change of Control and, briefly, the events causing such Change of Control;

(ii)	the date by which the Change of Control Put Exercise Notice must be given;

(iii)	the applicable Early Redemption Amount and any amounts of principal, interest and premium;

(iv)	the names and addresses of all Paying Agents;

(v)	briefly, the Conversion Right;

(vi)	the procedures that Noteholders must follow and the requirements that Noteholders must satisfy in order to exercise the Change of Control Put Right or Conversion Right; and

(vii)	that a Change of Control Put Exercise Notice, once validly given, may not be withdrawn.

9.3.5	For the purpose of these Conditions

a “Change of Control” occurs when:

(a)	Mr. He Ji Lun ceases to own beneficially at least 40 per cent. of the Shares of the Issuer;

(b)	any person or persons, acting together, other than Mr. He Ji Lun, acquires control of the Group;

(c)	the Group consolidates with or merges into or sells or transfers all or substantially all of the Group’s assets to any other person, unless the consolidation, merger, sale or transfer will not result in any person or persons, acting together, other than Mr. He Ji Lun, acquiring control over the Group or the successor entity; or

(d)	any member of the Carlyle Group exercises the right to drag under Section 4.6 of the Carlyle Rights Agreement.

For the purpose of this definition of Change of Control, “control” means the acquisition or control of more than 40 per cent. of the voting rights of the issued share capital of the Issuer or the right to appoint and/or remove all or the majority of the members of the Issuer’s Board or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contractor otherwise; and

a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity) but does not include the Issuer’s Board or any other governing body and does not include the Issuer’s wholly-owned direct or indirect Subsidiaries.

9.4	Mandatory Redemption upon Exercise of Carlyle’s Drag Right

9.4.1	Upon the exercise by any member of the Carlyle Group of its drag right under section 4.6 of the Carlyle Rights Agreement (the “Drag Along Exercise”), and unless previously redeemed, converted or purchased and cancelled as provided herein, the Issuer will redeem all, but not some only, Notes at 100 per cent. of its principal amount together with the Early Redemption Amount and any accrued and unpaid interest and premium within 15 days of the date of the Drag Along Exercise.

9.4.2	Not later than two days after becoming aware of a Drag Along Exercise, the Issuer shall procure that notice shall be given to the Note Trustee (and the Noteholders in accordance with Condition 16) stating:

(i)	the date of such Drag Along Exercise and, briefly, the events causing such Drag Along Exercise;

(ii)	the date by which the date on which the Notes will be redeemed; and

(iii)	the applicable Early Redemption Amount and any amounts of principal, interest and premium,

together with a certificate from that member of the Carlyle Group confirming that a Drag Along Exercise has occurred.

9.5	Purchases

The Issuer or any of the Issuer’s Subsidiaries may at any time and from time to time purchase Notes at any price in the open market or otherwise in compliance with applicable laws and regulations.

9.6	Cancellation

All Notes purchased by the Issuer or any of the Issuer’s Subsidiaries or which are redeemed will forthwith be cancelled. Certificates in respect of all Notes cancelled will be forwarded to or to the order of the Registrar and such Notes may not be reissued or resold.

9.7	Certain Definitions

“Early Redemption Amount” of a Note for each US$1,000 principal amount of the Notes, an amount of premium, rounded (if necessary) to two decimal places with 0.005 being rounded upwards, calculated by the Issuer in accordance with the following formula:

Early Redemption Amount = (0.1 x n x US$1,000)

where:

“Days Outstanding” means the numbers of days from, and including, the Issue Date to, but excluding, the date for redemption, purchase and/or full repayment of the outstanding principal amount of the Notes, calculated on the basis of a 365-day year.

n = (Days Outstanding/365).

10.	Taxation

10.1

All payments made by the Issuer and the Subsidiary Guarantors with respect to the Notes and the Guarantee will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman

Islands, the PRC, the jurisdictions of incorporation of each Subsidiary or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In such event, the Issuer will pay such additional amounts as will result in the receipt by the Noteholders of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required except that no such additional amount shall be payable in respect of any Note or the Guarantee:

(a)	to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Note or the Guarantee by reason of his having some connection with the Cayman Islands, the PRC, the jurisdictions of incorporation of any Subsidiary otherwise than merely by holding the Note or the Guarantee or by the receipt of amounts in respect of the Note or the Guarantee or where the withholding or deduction could be avoided by the holder making a declaration of non- residence or other similar claim for exemption to the appropriate authority which such holder is legally capable and competent of making but fails to do so or if the tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such holder; or

(b)	(in the case of a payment of principal) if the Certificate in respect of such Note is surrendered more than 30 days after the relevant date except to the extent that the holder would have been entitled to such additional amount on surrendering the relevant Certificate for payment on the last day of such period of 30 days.

Nor will additional amounts be paid with respect to any payment on a Note to a Noteholder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of the United Kingdom or any authority therein or thereof having the power to tax to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interestholder in a limited liability company or a beneficial owner who would not have been entitled to the additional amounts had that beneficiary, settlor, member or beneficial owner been the Noteholder.

10.2	For the purpose of these Conditions, “relevant date” means the date on which such payment first becomes due except that, if the full amount payable has not been received by the Note Trustee or the Principal Agent on or prior to such due date, it shall mean the date on which, such full amount payable having been so received, notice to that effect shall have been given to the Note Trustee (and the Noteholders in accordance with Condition 16) and cheques despatched or payment made.

10.3	References in these Conditions to principal, interest and other payments payable by the issuer shall be deemed also to refer to and include any additional amounts which may be payable under this Condition 10 or any undertaking or covenant given in addition thereto or in substitution therefore pursuant to the Note Trust Deed.

11.	Events of Default

11.1	For so long as any Note remains outstanding, the Note Trustee at its discretion may, and if so requested in writing by the holders of not less than 25 per cent. in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution shall (subject, in each case, to being indemnified and/or provided with security by the Noteholders to its satisfaction), give notice to the Issuer that the Notes are, and they shall accordingly thereby become, immediately due and repayable together with the Early Redemption Amount if any of the following events (each, an “Event of Default”) has occurred:

(a)	failure by the Issuer to pay any principal, premium or interest due in respect of the Notes;

(b)	failure by the Issuer to deliver or issue Shares as and when such Shares are required to be delivered or issued following conversion of any Note pursuant to the terms of the Note Documents;

(c)	failure by the Issuer to perform or comply with one or more of its other obligations in the Notes or the Note Documents to which it is party and such failure is incapable of remedy or, if capable of remedy, is not remedied within 30 days after written notice of such failure shall have been given to the Issuer by the Note Trustee;

(d)	save for Debts owing to the immediate family members of Mr. He Ji Lun, the Issuer or any of its Subsidiaries is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its Debt; stops, suspends or threatens to stop or suspend, payment of all or a material part of (or of a particular type of) its Debt; proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its Debt (or of any part which it will or might otherwise be unable to pay when due); proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such Debt; or a moratorium is agreed or declared in respect of or affecting all or a material part of the Debt of the Issuer or any of its Subsidiaries;

(e)

save for Debts owing to me immediate family members of Mr. He Ji Lun, (i) any other present or future Debt of the Issuer or any of its Subsidiaries for or in respect of moneys borrowed or raised becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (ii) any such Debt is not paid when due or (if a grace period is applicable) within any applicable grace period, or (iii) the issuer or any of its Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised; provided that the aggregate amount of the relevant Debt, guarantees and indemnities in respect of which one or more of the events mentioned above in this Condition ll.l(e) has or have occurred and after the applicable grace or notice period has expired equals or exceeds US$1,000,000 or its equivalent in any currency or currencies (as reasonably determined on the basis of the middle spot rate for the relevant currency against the U.S. dollar as quoted by the U.S. Federal Reserve Bank on the day on which such Debt becomes due and payable or is not paid or any such amount becomes due and payable or is not paid under any such guarantee or indemnity);

(f)	a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any property, assets or revenues of the Issuer or any of its Subsidiaries with an aggregate value constituting at least 30 per cent. of the consolidated value of the Group at that time, and is not discharged or stayed within 60 days;

(g)	an order is made or an effective resolution passed for the winding-up or dissolution, judicial management or administration of the Issuer or any of its Subsidiaries; or the Issuer or any of its Subsidiaries ceases or threatens to cease to carry on all or substantially all of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, restructuring, reorganisation, merger or consolidation (i) on terms approved by an Extraordinary Resolution of the Noteholders, or (ii) in the case of a Subsidiary of the Issuer, whereby the undertaking and assets of such Subsidiary are transferred to or otherwise vested in the Issuer or any of its Subsidiaries to which the whole or substantially the whole of the assets and undertaking of the first-mentioned Subsidiary is transferred;

(h)	an encumbrancer takes possession of or an administrative or other receiver or an administrator is appointed with respect to the property, assets or revenues of the Issuer or any of its Subsidiaries with an aggregate value constituting at least 30 per cent. of the consolidated value of the Group at that time, and is not discharged within 30 days;

(i)	it is or will become unlawful for the Issuer or a Subsidiary Guarantor to perform or comply with any one or more of its obligations under any of the Notes, the Note Trust Deed, the Warrants and the Warrant Trust Deed to which it is a party;

(j)	IHL denies or disaffirms its obligations under the Share Mortgage or, other than in accordance with the Note Trust Deed and the Share Mortgage, the Share Mortgage ceases to be or is not in full force and effect, the security interest created by the Share Mortgage fails to remain perfected or the Note Trustee ceases to have a first priority security interest in the Security;

(k)	Mr. He denies or disaffirms his obligations under the Assignment of Rights or the Second Priority Sichuan Equity Pledge or, the Assignment of Rights or the Second Priority Sichuan Equity Pledge ceases to be or is not in full force and effect, the security interest created by the Assignment of Rights or the Second Priority Sichuan Equity Pledge fails to remain perfected or Xi’an WFOE ceases to have a first priority security interest and second priority security interest in the security interest created by the Assignment of Rights and the Second Priority Sichuan Equity Pledge respectively;

(l)	Sichuan Opco denies or disaffirms its obligations under the Subsidiaries Equity Pledge or, the Subsidiaries Equity Pledge ceases to be or is not in full force and effect, the security interest created by the Subsidiaries Equity Pledge fails to remain perfected or Xi’an WFOE ceases to have a first priority security interest in the security interest created by the Subsidiaries Equity Pledge;

(m)	any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done by the Issuer in order (a) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with their respective obligations under the Notes and the Issue Documents, (b) to ensure that those obligations are legally binding and enforceable, and (c) to make the Notes and the Issue Documents admissible in evidence in the courts of the Cayman Islands or England is not taken, fulfilled or done;

(n)	any step is taken by any person with a view to fee seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Issuer or any of its Subsidiaries;

(o)	any of the Issue Documents is not, or ceases to be, or is claimed by any of the parties thereto (other than the Note Trustee or the Agents) not to be or have ceased to be, valid and effective in accordance with its terms in all respects or any member of the Group is in breach of any material provision of any of the Issue Documents;

(p)	(i) a breach of any material provision in the Xi’an Documents, (ii) any Xi’an Document ceases to be legally valid, binding and effective in accordance with its terms, and (iii) any Xi’an Document is amended, supplemented or modified without the prior written consent of the Note Trustee (acting on the instructions of the Noteholders); and

(q)	any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs under this Condition 11.1.

11.2	Upon the Note Trustee or any Noteholder giving notice in accordance with Condition 11.1 each Note shall be immediately due and repayable together with any accrued and unpaid interest and the Early Redemption Amount.

Subject to Condition 7.1.5, notwithstanding receipt of any payment after the acceleration of the Notes following an event specified in Condition 11.1, so long as an IPO has occurred, a Noteholder may exercise its Conversion Right by depositing a Conversion Notice with an Conversion Agent or Paying Agent during the period from and including the date of a default notice with respect to an event specified in Condition 11.1.

If the Conversion Right attached to any Note is exercised pursuant to this Condition 11.2, the Issuer will deliver Shares (which number will be disclosed to such Noteholder as soon as practicable after the Conversion Notice is given) in accordance with the Conditions, except that the Issuer shall have 10 business days before it is required to register the converting Noteholder (or its designee) in its register of members as the owner of the number of Shares to be delivered pursuant to this Condition 11.2 and an additional five Payment Business Days from such registration date to make payment in accordance with the following paragraph.

12.	Prescription

Claims in respect of amounts due in respect of the Notes will become prescribed unless made within 10 years in the case of principal and Five years in the case of interest and Default Interest, if any, from the relevant date (as defined in Condition 10) in respect thereof.

13.	Enforcement

At any time after the Notes have become due and repayable, the Note Trustee may, at its discretion and without further notice, take such proceedings against the Issuer as it may think fit to enforce repayment of the Notes and to enforce the provisions of the Note Trust Deed, but it will not be bound to take any such proceedings unless (i) it shall have been so requested in writing by the holders of not less than 25 per cent. in principal amount of the Notes then outstanding or shall have been so directed by an Extraordinary Resolution of the Noteholders, and (ii) it shall have been indemnified and/or provided with security by the Noteholders to its satisfaction. No Noteholder will be entitled to proceed directly against the Issuer unless the Note Trustee, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.

14.	Meetings of Noteholders, Modification and Waiver

14.1	Meetings

The Note Trust Deed contains provisions for convening meetings of Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes or the provisions of the Note

Trust Deed. The quorum at any such meeting for passing an Extraordinary Resolution will be two or more persons holding or representing not less than 50 per cent. in principal amount of the Notes for the time being outstanding or, at any adjourned such meeting, two or more persons holding or representing whatever the principal amount of the Notes for the time being outstanding, unless the business of such meeting includes consideration of proposals, inter alia, (i) to change any date fixed for payment of principal or interest in respect of the Notes, (ii) to reduce or cancel the amount of principal or interest or any Early Redemption Amount payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment, (iii) to change, amend or modify any covenants set out in Condition 4, Condition 6 or Condition 7.4, (iv) to effect the exchange, conversion or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer, each Subsidiary Guarantor or any other person or body corporate formed or to be formed (other than as permitted under Clause 6.1 of the Note Trust Deed), (v) to change the currency of payment of the Notes, (vi) to modify or cancel the Conversion Option, (vii) to modify any provision of the guarantee of the Notes (other than as permitted under Clause 8.2 of the Note Trust Deed), (viii) to release the Security (other than permitted under Condition 4.1.3 or Condition 4.1.4, (ix) or amend, modify, waive or terminate any provision of the Security Document; or (x) to modify the provisions concerning the quorum required at any meeting of the Noteholders or the majority required to pass an Extraordinary Resolution or sign a Written Resolution or otherwise required in respect of any matter that is expressed under any Note Document as requiring the consent or instructions of the holders of at least 66 2/3 per cent. in aggregate principal amount of the Notes for the time being outstanding, in which case the necessary quorum for passing an Extraordinary Resolution will be two or more persons holding or representing not less than 66 2/3 per cent. or at any adjourned such meeting not less than 33 1/3 per cent., in principal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of Noteholders will be binding on all Noteholders, whether or not they are present or represented at the meeting. The Note Trust Deed provides that a Written Resolution shall be as valid and effective as a duly passed Extraordinary Resolution.

Any Extraordinary Resolution of Noteholders purporting to modify or discharge the Share Mortgage shall not be effective unless holders of the Warrants pass a similar Extraordinary Resolution effecting the same modification and/or discharge.

For the purposes of these Conditions:

“Written Resolution” means a resolution in writing signed by or on behalf of holders of not less than 90 per cent. of the aggregate principal amount of the Notes for the time being outstanding who for the time being are entitled to receive notice of a meeting of Noteholders in accordance with the provisions of Schedule 4 to the Note Trust Deed, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes.

14.2	Modification and Waiver

The Note Trustee or the Security Trustee only in respect of the Share Mortgage may agree, without the consent of the Noteholders, to (i) any modification (except as mentioned in Condition 14.1 above) to, or the waiver or authorisation of any breach or proposed breach of, the Notes, the Note Trust Deed or any other Issue Document which is not, in the opinion of the Note Trustee, materially prejudicial to the interests of the Noteholders or (ii) any modification to the Notes, the Note Trust Deed or any other Issue Document which, in the Note Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of law. Any such modification, waiver or authorisation will be binding on the Noteholders and, unless the Note Trustee agrees otherwise, any such modifications will be notified by the Issuer to the Noteholders as soon as practicable thereafter.

14.3	Interests of Noteholders

In connection with the exercise of its functions (including, but not limited to, those in relation to any proposed modification, authorisation or waiver), the Note Trustee shall have regard to the interests of the Noteholders as a class and shall not have regard to the consequences of such exercise for individual Noteholders and the Note Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim from the Issuer or the Note Trustee, any indemnification or payment in respect of any tax consequences of any such exercise upon individual Noteholders except to the extent provided for in Condition 10 and/or any undertakings given in addition thereto or in substitution therefor pursuant to the Note Trust Deed.

14.4	Certificates/Reports

Any certificate, opinion or report of any expert or other person called for by or provided to the Note Trustee (whether or not addressed to the Note Trustee) in accordance with or for the purpose of these Conditions or the Note Trust Deed may be relied upon by the Note Trustee as sufficient evidence of the facts therein (and shall, in the absence of manifest error, be conclusive and binding on all parties, including without limitation the Noteholders) and the Note Trustee shall incur no liability to any party for acting or not acting thereon.

15.	Replacement of Certificates

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar or any Transfer Agent upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer, the Registrar or such Transfer Agent may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

16.	Notices

All notices to Noteholders shall be validly given if (i) mailed to them at their respective addresses in the register of Noteholders maintained by the Registrar or (ii) published in a leading English language daily newspaper with general circulation in Asia (which is expected to be the Asian Wall Street Journal). If mailing to addresses of the Noteholders and publication in such newspapers are not practicable, notices will be given in such other manner as the Agent may approve. Any such notice shall be deemed to have been given on the seventh day after being so mailed or on the date of their publication or, if published more than once or on different dates, on the first date on which publication shall have been made in the newspaper or newspapers in which publication is required, as applicable.

As long as the Notes are represented by the Global Certificate and the Global Certificate is held on behalf of Euroclear or Clearstream or a successor clearing system, notices to Noteholders may be given by delivery of the relevant notice to Euroclear or Clearstream or the successor clearing system, for communication by it to entitled accountholders in substitution for notification as required by the immediately preceding paragraph.

17.	Agents

The names of the initial Agents and the Note Trustee and their specified offices are set out below. The Issuer reserves the right, subject to the prior written approval of the Note Trustee, at any time to vary or terminate the appointment of any Agent and to appoint additional or other Agents or a replacement Registrar. The Issuer will at all times maintain (i) a Principal Agent, (ii) a Registrar, and (iii) in the event it becomes necessary and at the request of the Note Trustee, a Paying Agent and Conversion Agent with a specified office in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive. Notice of any such termination or appointment, of any changes in the specified offices of any Agent or the Note Trustee and of any change in the identity of the Registrar or the Principal Agent will be given promptly by the Issuer to the Noteholders in accordance with Condition 16.

18.	Indemnification

The Note Trust Deed contains provisions for the indemnification of the Note Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce repayment unless indemnified and/or secured to its satisfaction. The Note Trustee is entitled to enter into business transactions with the Issuer or the Issuer’s Subsidiaries without accounting for any profit. The Note Trustee shall not be responsible for the performance by any other person appointed by the Issuer in relation to the Notes and, unless they have actual knowledge to the contrary, shall assume that the same are being duly performed. The Note Trustee shall not have any responsibility for the administration or management of the Security, including the request to release any of the Security from time to time. The Note Trustee shall have neither responsibility for the value of the Security, nor any liability for the validity, sufficiency or enforceability thereof. The Note Trustee shall not be liable to any Noteholder or any other person for any action taken by the Noteholders or the Note Trustee in accordance with the instructions of the Noteholders. The Note Trustee shall be entitled to rely on any direction, request or resolution of Noteholders to have been duly given by holders of the requisite principal amount of Notes outstanding or duly passed at a meeting of Noteholders duly convened and held in accordance with the Note Trust Deed.

Whenever the Note Trustee is required or entitled by the terms of the Note Trust Deed and the Conditions to exercise any discretion or power, take any action, make any decision or give any direction, the Note Trustee is entitled, prior to their exercising any such discretion or power, taking any such action, making any such decision, or giving any such direction, to seek directions from the Noteholders by way of an Extraordinary Resolution, and the Note Trustee is not responsible for any loss or liability incurred by any person as a result of any delay in it exercising such discretion or power, taking such action, making such decision, or giving such direction where the Note Trustee is seeking such directions.

19.	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

20.	Governing Law

(a)	The Notes and the Note Trust Deed are governed by, and shall be construed in accordance with, English law.

(b)	The Issuer has, in the Note Trust Deed, (i) agreed for the benefit of the Note Trustee and the Noteholders that the courts of England shall have exclusive jurisdiction to settle any dispute (a “Dispute”) arising from or connected with the Notes; (ii) agreed that those courts are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue that any other courts are more appropriate or convenient; and (iii) designated persons in England to accept service of any process on its behalf. The Note Trust Deed also states mat nothing contained in the Note Trust Deed prevents the Note Trustee or any of the Noteholders from taking proceedings related to a Dispute (“Proceedings”) in any other courts with jurisdiction and that, to the extent allowed by law, the Note Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

SCHEDULE 4

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	Definitions

In this Note Trust Deed and the Conditions, the following expressions have the following meanings:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by a Registrar:

(a)	certifying:

(i)	that certain specified Notes (each a “Blocked Note”) have been blocked in an account with a clearing system and will not be released until the conclusion of the Meeting and that the holder of each Blocked Note or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to such Blocked Note are to be cast in a particular way on each resolution to be put to the Meeting; or

(ii)	that each registered holder of certain specified Notes (each a “Relevant Note”) or a duly authorised person on its behalf has instructed the Registrar that me votes attributable to each Relevant Note held by it are to be cast in a particular way on each resolution to be put to the Meeting; and

in each case that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(i)	listing the total principal amount of the Blocked Notes and the Relevant Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(ii)	authorising a named individual or individuals to vote in respect of the Blocked Notes and the Relevant Notes in accordance with such instructions;

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

“Extraordinary Resolution” means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than 66 2/3 per cent of the votes cast;

“Form of Proxy” means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Notes held by such Noteholder;

“Meeting” means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

“Proxy” means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

(a)	any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

“Relevant Fraction” means:

(a)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, at least 50 per cent; and

(b)	for voting on any Extraordinary Resolution relating to a Reserved Matter, at least 66 2 /3 per cent;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)	for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Notes represented or held by the Voters actually present at the Meeting; and

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, at least 33 1 /3 per cent;

“Reserved Matter” means any proposal:

(a)	to change any date fixed for payment of principal or interest in respect of the Notes, to reduce or cancel the amount of principal or interest or any Early Redemption Amount payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

(b)	to change, amend or modify any covenants set out in Condition 4 (Security and Covenants), Condition 6 (Initial Public Offering) or Condition 7.4 (Undertakings);

(c)	to effect the exchange, conversion or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer, each Subsidiary Guarantor or any other person or body corporate formed or to be formed (other than as permitted under Clause 6.1 of this Note Trust Deed);

(d)	to change the currency in which amounts due in respect of the Notes are payable;

(e)	to modify or cancel the Conversion Option;

(f)	to modify any provision of the guarantee of the Notes (other than as permitted under Clause 8.2 of this Note Trust Deed);

(g)	to release the Security (other than as permitted under Condition 4.1.3 and Condition 4.1.4) or amend, modify, waive or terminate any provision of the Security Document;

(h)	to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution or sign a Written Resolution; or

(i)	to amend this definition;

“Voter” means, in relation to any Meeting, a Proxy or (subject to paragraph 4 (Record Date) a Noteholder; provided, however, that (subject to paragraph 4 (Record Date)) any Noteholder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a “Voter” except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

“Written Resolution” means a resolution in writing signed by or on behalf of holders of not less than 90 per cent. of the aggregate amount of the Notes for the time being outstanding who for the time being are entitled to receive a notice of a meeting of Noteholders in accordance with the provisions of Schedule 4, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes;

“24 hours” means a period of 24 hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means 2 consecutive periods of 24 hours.

2.	Issue of Block Voting Instructions and Forms of Proxy

The holder of a Note may require the Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Registrar) for such Note to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The holder of a Note may require the Registrar to issue a Block Voting Instruction by delivering to the Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any holder of a Note may obtain an uncompleted and unexecuted Form of Proxy from the Registrar. A Block Voting Instruction and a Form of Proxy cannot be outstanding simultaneously in respect of the same Note.

3.	References to Blocking/Release of Notes

Where Notes are within Euroclear or Clearstream, Luxembourg or any other clearing system, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of Euroclear or Clearstream, Luxembourg or such other clearing system.

4.	Record Date

The Issuer may fix a record date for the purposes of any Meeting or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The person in whose name a Note is registered in the Register on the record date at close of business in the city in which the Registrar has its Specified Office shall be deemed to be the holder of such Note for the purposes of such Meeting and notwithstanding any subsequent transfer of such Note or entries in the Register.

5.	Convening of Meeting

The Issuer and each Subsidiary Guarantor (acting together) or the Note Trustee may convene a Meeting at any time, and the Note Trustee shall be obliged to do so subject to its being indemnified and/or secured to its satisfaction upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes. Every Meeting shall be held on a date, and at a time and place, approved by the Note Trustee.

6.	Notice

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Paying Agents and the Registrar (with a copy to the Issuer) and each Subsidiary Guarantor where the Meeting is convened by the Note Trustee or, where the Meeting is convened by the Issuer and a Subsidiary Guarantor, the Note Trustee. The notice shall set out the full text of any resolutions to be proposed unless the Note Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that Notes may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting and a Noteholder may appoint a Proxy either under a Block Voting Instruction by delivering written instructions to the Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 hours before the time fixed for the Meeting.

7.	Chairman

An individual (who may, but need not, be a Noteholder) nominated in writing by the Note Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer or a Subsidiary Guarantor may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.	Quorum

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by the Global Note Certificate or a single Individual Note Certificate, a single Voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

9.	Adjournment for want of Quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Noteholders, it shall be dissolved; and

(b)	in the case of any other Meeting (unless the Issuer, each Subsidiary Guarantor and the Note Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Note Trustee); provided, however, that:

(i)	the Meeting shall be dissolved if the Issuer, each Subsidiary Guarantor and the Note Trustee together so decide; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

10.	Adjourned Meeting

The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.	Notice following Adjournment

Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)	10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.	Participation

The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the Issuer, each Subsidiary Guarantor and the Note Trustee;

(c)	the financial advisers of the Issuer, each Subsidiary Guarantor and the Note Trustee;

(d)	the legal counsel to the Issuer, each Subsidiary Guarantor and the Note Trustee and such advisers;

(e)	the Registrar; and

(f)	any other person approved by the Meeting or the Note Trustee.

13.	Show of Hands

Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

14.	Poll

A demand for a poll shall be valid if it is made by the Chairman, the Issuer, a Subsidiary Guarantor, the Note Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.	Votes

Every Voter shall have:

(a)	on a show of hands, one vote; and

(b)	on a poll, one vote in respect of each U.S.$1,000 in aggregate face amount of the outstanding Note(s) represented or held by him.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie the Chairman shall have a casting vote.

16.	Validity of Votes by Proxies

Any vote by a Proxy in accordance with the relevant Block Voting Instruction or Form of Proxy shall be valid even if such Block Voting Instruction or Form of Proxy or any instruction pursuant to which it was given has been amended or revoked, provided that the Registrar has not been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction or Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction or Form of Proxy to vote at the Meeting when it is resumed.

17.	Powers

A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;

(b)	to approve any proposal by the Issuer and each Subsidiary Guarantor (acting together) for any modification, abrogation, variation or compromise of any provisions of this Note Trust Deed or the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

(c)	to approve any proposal by a Subsidiary Guarantor for any modification of any provision of the Guarantee of the Notes or any arrangement in respect of the obligations of each Subsidiary Guarantor thereunder;

(d)	to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes or the substitution of any person for a Subsidiary Guarantor as guarantor under the Guarantee of the Notes;

(e)	to waive any breach or authorise any proposed breach by the Issuer or such Subsidiary Guarantor of its obligations under or in respect of this Note Trust Deed or the Notes or any act or omission which might otherwise constitute an Event of Default under the Notes;

(f)	to remove any Note Trustee;

(g)	to approve the appointment of a new Note Trustee;

(h)	to authorise the Note Trustee (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(i)	to discharge or exonerate the Note Trustee from any liability in respect of any act or omission for which it may become responsible under this Note Trust Deed or the Notes;

(j)	to give any other authorisation or approval which under this Note Trust Deed or the Notes is required to be given by Extraordinary Resolution; and

(k)	to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

18.	Extraordinary Resolution binds all Holders

An Extraordinary Resolution shall be binding upon all Noteholders, whether or not present at such Meeting, and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Paying Agents and the Registrar (with a copy to the Issuer, each Subsidiary Guarantor and the Note Trustee) within 14 days of the conclusion of the Meeting.

19.	Minutes

Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20.	Written Resolution

A Written Resolution shall take effect as if it were an Extraordinary Resolution.

21.	Further Regulations

Subject to all other provisions contained in this Note Trust Deed, the Note Trustee may without the consent of the Issuer, each Subsidiary Guarantor or the Noteholders prescribe such further regulations regarding the holding of Meetings of Noteholders and attendance and voting at them as the Note Trustee may in its sole discretion determine.

SCHEDULE 5

FORM OF ACCESSION MEMORANDUM

To:	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

From:	[•]

and

CHINA TIME SHARE MEDIA CO. LTD

Dated:

THIS ACCESSION MEMORANDUM is made as a DEED on [•]

Dear Sirs

(1)	We refer to a deed (the “Note Trust Deed”) dated [•] 2007 and made between China Time Share Media Co. Ltd (the “Issuer”), The Hongkong and Shanghai Banking Corporation Limited (the “Note Trustee”) and others and relating to the Issuer’s U.S.$20,000,000 5.00 per cent secured convertible notes due 2010.

(2)	Terms defined in the Note Trust Deed shall bear the same meaning herein.

(3)	The Issuer requests that [•] becomes a Subsidiary Guarantor pursuant to Clause 4.1 (Guarantee) of the Note Trust Deed.

(4)	[•] is a company duly organised under the laws of [•] and has the necessary power and authority to enable it to enter into and perform its obligations under the Note Trust Deed.

(5)	[•] confirms that it has received from the Issuer a true and up-to-date copy of the Note Trust Deed.

(6)	Delivered with this Memorandum is a copy of the Supplemental Note Trust Deed executed by, inter alios, [•]. [•] undertakes, upon its becoming a Subsidiary Guarantor, to perform all the obligations expressed to be undertaken under the Note Trust Deed by a Subsidiary Guarantor and agrees that it shall be bound by the Note Trust Deed in all respects as if it had been an original party thereto as a Subsidiary Guarantor.

(7)	Delivered with this Memorandum is a copy of the Supplemental Note Agency Agreement executed by, inter alios, [•]. [•] undertakes, upon its becoming a Subsidiary Guarantor, to perform all the obligations expressed to be undertaken under the Note Agency Agreement by a Subsidiary Guarantor and agrees that it shall be bound by the Note Agency Agreement in all respects as if it had been an original party thereto as a Subsidiary Guarantor.

(8)	The Issuer confirms that no Event of Default or Potential Event of Default is continuing or would occur as a result of [•] becoming a Subsidiary Guarantor.

(9)	Delivered with this Memorandum and signed or initialled by a director or secretary of [•] for the purpose of identification is a true, complete and up-to-date copy of the Memorandum and Articles of Association of [•] as in effect when it signed this Memorandum and on the date of this Memorandum. [•] is carrying on a business authorised under its Memorandum of Association. Neither the entry into the Note Trust Deed by [•], nor the exercise of its rights and/ or performance of or compliance with its obligations under the Note Trust Deed does or will violate, or exceed any borrowing or other power or restriction granted or imposed by, its Memorandum or Articles of Association. Delivered with this Memorandum is a list of the Authorised Signatories of [•], together with certified specimen signatures of the same.

(10)	Delivered with this Memorandum and signed or initialled by a director or secretary of [•] for the purpose of identification is a true and complete copy of the Minutes of a duly convened meeting of a duly authorised Committee of the Board of Directors of [•] duly held on [•] at which a duly constituted quorum of Directors was present and voting throughout and at which the Resolutions set out in the Minutes were duly passed. Each of those Resolutions remains in full force and effect without modification. Those Resolutions constitute all corporate action necessary on the part of [•] to authorise the signing of the Memorandum and the giving of any communications and/or taking of any other action required under or in connection with the Note Trust Deed on behalf of [•].

(11)	This Memorandum shall be governed by, and construed in accordance with, English law.

This Memorandum is executed and delivered as a deed by:

[•] acting by

and

CHINA TIME SHARE MEDIA CO. LTD

acting by

and

SCHEDULE 6

SUPPLEMENTAL NOTE TRUST DEED

THIS SUPPLEMENTAL NOTE TRUST DEED is made on [•]

BY

(1)	CHINA TIME SHARE MEDIA CO. LTD (the “Issuer”);

(2)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (the “Note Trustee”, which expression includes, where the context admits, all persons for the time being the note trustee or note trustees under the Note Trust Deed (as defined below));

(3)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (the “Security Trustee”, which expression includes, where the context admits, all persons for the time being the security trustee or security trustees under the Note Trust Deed (as defined below));

(4)	THE PARTIES LISTED IN THE SCHEDULE (the “Existing Subsidiary Guarantors”); and

(5)	[•], (the “New Subsidiary Guarantor”).

WHEREAS

(A)	This Deed is supplemental to the note trust deed entered into by the Issuer, the Note Trustee and the Security Trustee on [•] 2007 (as the same may be amended or supplemented from time to time, the “Note Trust Deed”).

(B)	The New Subsidiary Guarantor is executing this Deed in order to become a Subsidiary Guarantor in accordance with the provisions of the Note Trust Deed.

(C)	The New Subsidiary Guarantor has executed or will execute on the date of this Deed an Accession Memorandum.

NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Interpretation

This Deed shall be interpreted in accordance with the provisions of the Note Trust Deed.

1.2	Definitions in Note Trust Deed

Words and expressions defined in the Note Trust Deed shall, unless the context otherwise requires or such words or expressions are otherwise defined herein, have the same respective meanings herein save that, where there is a conflict between a definition in the Note Trust Deed and in this Deed, the definition in this Deed shall prevail.

2.	ACCESSION

By executing this Deed, the New Subsidiary Guarantor accedes to the Note Trust Deed and the Conditions and agrees to undertake and bear all obligations, liabilities and responsibilities of a Subsidiary Guarantor under the Note Trust Deed and the Conditions.

3.	INCORPORATION

All of the covenants, undertakings, powers, obligations and/or other provisions of the Note Trust Deed and the Conditions are deemed to be incorporated in this Deed and made applicable to the New Subsidiary Guarantor.

4.	GOVERNING LAW AND JURISDICTION

This Deed shall be governed by, and construed in accordance with, English law. The provisions of Clause 15 (Law and Jurisdiction) of the Note Trust Deed shall apply to this Deed as if set forth herein in full, mutatis mutandis, and as if all references therein to the Note Trust Deed were references to this Deed.

5.	COUNTERPARTS

This Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

[INSERT EXECUTION CLAUSES]

SCHEDULE

[Insert List of Existing Subsidiary Guarantors]

SCHEDULE 7

SUPPLEMENTAL NOTE AGENCY AGREEMENT

THIS SUPPLEMENTAL NOTE AGENCY AGREEMENT is made on [•]

BETWEEN

(1)	CHINA TIME SHARE MEDIA CO. LTD (the “Issuer”);

(2)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (the “Note Trustee”, which expression includes, where the context admits, all persons for the time being the note trustee or note trustees under the Note Trust Deed (as defined below));

(3)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as registrar (the “Registrar”);

(4)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as principal paying, conversion and transfer agent (the “Principal Agent”);

(5)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as transfer agent (and together with the Principal Agent, the “Transfer Agents”);

(6)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as paying agent (and together with the Principal Agent, the “Paying Agents”);

(7)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as conversion agent (together with the Principal Agent, the “Conversion Agents”);

(8)	THE PARTIES LISTED IN THE SCHEDULE (the “Existing Subsidiary Guarantors”); and

(9)	[•], (the “New Subsidiary Guarantor”).

WHEREAS

(A)	This Agreement is supplemental to the note agency agreement entered into by, amongst others, the Issuer and the Note Trustee on [•] 2007 (as the same may be amended or supplemented from time to time, the “Note Agency Agreement”).

(B)	The New Subsidiary Guarantor is executing this Agreement in order to become a Subsidiary Guarantor in accordance with the provisions of the Note Agency Agreement.

(C)	The New Subsidiary Guarantor has executed or will execute on the date of this Agreement an Accession Memorandum.

NOW THIS AGREEMENT WITNESSES AND IT IS HEREBY DECLARED as follows:

6.	DEFINITIONS AND INTERPRETATION

6.1	Interpretation

This Agreement shall be interpreted in accordance with the provisions of the Note Trust Deed and the Note Agency Agreement.

6.2	Definitions in the Note Trust Deed and the Note Agency Agreement

Words and expressions defined in the Note Trust Deed and the Note Agency Agreement shall, unless the context otherwise requires or such words or expressions are otherwise defined herein, have the same respective meanings herein save that, where there is a conflict between a definition in the Note Trust Deed or the Note Agency Agreement and in this Agreement, the definition in this Agreement shall prevail.

7.	ACCESSION

By executing this Agreement, the New Subsidiary Guarantor accedes to the Note Agency Agreement and agrees to undertake and bear all obligations, liabilities and responsibilities of a Subsidiary Guarantor under the Note Agency Agreement.

8.	INCORPORATION

All of the covenants, undertakings, powers, obligations and/or other provisions of the Note Agency Agreement are deemed to be incorporated in this Agreement and made applicable to the New Subsidiary Guarantor.

9.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by, and construed in accordance with, English law. The provisions of Clause 15 (Law and Jurisdiction) of the Note Agency Agreement shall apply to this Agreement as if set forth herein in full, mutatis mutandis, and as if all references therein to the Note Agency Agreement were references to this Agreement.

10.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

AS WITNESS the hands of the duly authorised representatives of the parties hereunto on the date first before written.

[INSERT EXECUTION CLAUSES]

Note Trust Deed

EXECUTION CLAUSES

The Issuer
EXECUTED as a deed by			)
CHINA TIME SHARE MEDIA CO. LTD			)

In the presence of:	Stephanie Neely	Stephanie Neely
Legal Assistant

Name:	/s/ He Ji Lun
No. 312 Long Zhua Shu, Xiao Hong Men Street,
Chaoyang District, Beijing 100078
Address:	The People’s Republic of China

Title:	Chief Executive Officer

The Note Trustee
EXECUTED as a deed by				)

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED				)

In the presence of:

Name:

Address:	Level 30, HSBC Main Building
1 Queen’s Road Central
Hong Kong

Title:

The Security trustee
EXECUTED as a deed by				)

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED				)

In the presence of:

Name:

Address:	Level 30, HSBC Main Building
1 Queen’s Road Central
Hong Kong

Title:

Note Trust Deed

EXECUTION CLAUSES

The Issuer
EXECUTED as a deed by			)

CHINA TIME SHARE MEDIA CO. LTD			)

In the presence of:

Name:

Address:

Title:

The Note Trustee
EXECUTED as a deed by				)

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED				)	Eva T W Tam 3266

In the presence of:		Helen L S Mok
018815

Name:	/s/ Helen L S Mok

Address:	Level 30, HSBC Main Building
1 Queen’s Road Central
Hong Kong

Title:

The Security trustee
EXECUTED as a deed by				)

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED				)	Eva T W Tam 3266

In the presence of:		Helen L S Mok
018815

Name:	/s/ Helen L S Mok

Address:	Level 30, HSBC Main Building
1 Queen’s Road Central
Hong Kong

Title: